As filed with the Securities and Exchange Commission on January 16, 2008

Registration No. 333-147556

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCELERATED GLOBAL TECHNOLOGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1319314
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Accelerated Global Technology Corp.
3726 Smallwood Court
Pleasanton, CA 94566
(925) 200-5338

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth Levy
Chief Executive Officer and Director
Accelerated Global Technology Corp.
3726 Smallwood Court
Pleasanton, CA 94566
(925) 200-5338

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mitchell S. Nussbaum Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000 Fax: (212) 407-4900	Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4135 Fax: (212) 450-3135

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant(2)	34,500,000 Units	$10.00	$345,000,000	$10,591.50
Common Stock included in the Units(2)	34,500,000 Shares	—	—	—	(3)
Warrants included in Units(2)	34,500,000 Warrants	—	—	—	(3)
Total			$345,000,000	$10,591.50	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 4,500,000 Units, consisting of 4,500,000 shares of Common Stock and 4,500,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2008

PROSPECTUS

$300,000,000

Accelerated Global Technology Corp.

30,000,000 Units

Accelerated Global Technology Corp. is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. We are focused on identifying a prospective target business in the technology industry, however, we will not be limited to a specific industry. If we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension), we will liquidate and distribute the proceeds held in the trust account to our public stockholders, as described in this prospectus. To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 30,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to 4,500,000 additional units to cover over-allotments, if any.

Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, or their respective affiliates, have agreed to purchase an aggregate of 5,400,000 warrants, which we refer to as the private placement warrants, at a price of $1.00 per warrant ($5.4 million in the aggregate) in a private placement that will occur prior to the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into a trust account and be subject to a trust agreement, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination as described in this prospectus. Our initial stockholders have agreed not to transfer, assign or sell any of these private placement warrants until after we consummate our initial business combination except to permitted transferees.

Each of our officers and directors has agreed to vote any shares of common stock acquired in this offering or the secondary market in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described herein.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol “ .U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols “    ” and “   .WS,” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$300,000,000
Underwriting discounts and commissions(1)	$.70	$21,000,000
Proceeds, before expenses, to us	$9.30	$279,000,000

(1)	Includes $0.325 per unit, or $9,750,000 in the aggregate, payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about           , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, $9.78 per unit, or $293,300,000 in the aggregate (approximately $9.76 per unit or $336,612,500 if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee.

Citi

Lazard Capital Markets	Jefferies & Company

            , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until           , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we”, “us” or “our company” refer to Accelerated Global Technology Corp., a Delaware corporation. We refer to our founding stockholders and directors to whom units are transferred collectively throughout this prospectus as our “initial stockholders.” References to “public stockholders” refer to purchasers in this offering or in the secondary market, including any of our initial stockholders, officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on October 23, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We are focused on identifying a prospective target business in the technology industry, however, we will not be limited to a specific industry. We do not currently have any specific initial business combination under consideration.

The technology marketplace is characterized by continual evolution as ongoing technological innovation helps create new markets and applications for both new and existing technologies. This dynamic requires technology companies to continually make substantial investment in research and development in the pursuit of growth and the maintenance of market leadership positions. This requirement for ongoing investment can often strain a company’s resources and challenge their ability to adequately fund research and development.

We intend to capitalize on the significant experience and contacts within the technology industry of our Chief Executive Officer and director, Kenneth Levy, and our other executive officers and directors in order to identify potential target businesses. Mr. Levy has over 40 years of experience in the technology industry and has served as a director of numerous public and private technology companies. In addition, Mr. Levy has extensive experience in mergers and acquisitions as well as in investing in technology companies.

Gordon Stitt has significant experience in both the computer networking as well as the communications equipment sectors. He has co-founded two technology companies — Network Peripherals (which went public in 1994) and Extreme Networks (which went public in 1999).

Igal Rotem has over 25 years of experience in the technology industry, 11 of which were spent in a technology research and development center within the Israeli Defense Forces. Mr. Rotem was the co-founder and Chief Executive Officer of PowerDsine, a company that developed and commercialized power over ethernet technology.

Bob L. Corey has been involved in the technology business for over 22 years and has been Chief Financial Officer or a senior financial officer of several public technology and venture backed companies including Thor Technologies, Documentum, Forte Software, Ashton-Tate and Western Digital Corporation.

The past experience of our management and the members of our board of directors and their affiliated companies is no guarantee that our company will be successful in consummating an acquisition or in becoming a profitable venture following a business combination.

We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate the value of its brand and the strength of its distribution channel will be a fundamental investment criterion. We will also look for companies that focus on growth markets and that have adjacent markets that the company could expand into through the addition of new products. We will look for businesses that have experienced management teams, with industry experience and strategic vision. We will look for companies that have strong product portfolios, but could also benefit from increased research and development funding to develop new products and to enhance existing product lines. We will also target businesses that provide opportunities for future “bolt-on” acquisitions as a means to deliver enhanced value by, among other things, achieving operational efficiencies, improving economies of scale and filling product gaps.

Each of our officers and directors has agreed, until the earliest of consummation of either our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value in excess of $230,000,000, subject to any fiduciary or pre-existing contractual obligations he might have. Please see “Management — Conflicts of Interest” for more information.

While we may seek to acquire or acquire control of more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of such initial business combination (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full). We will only consummate a business combination in which we become the controlling stockholder of the target. If we acquire a business (as opposed to assets) the key factor that we will rely on in determining controlling stockholder status would be our acquisition of greater than 50% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors, or their respective affiliates, has a financial interest.

To the extent that our initial business combination is structured as an asset acquisition, it is possible that the proxy statement that we would send to stockholders to approve an initial business combination would not contain audited or unaudited historical financial information with respect to the assets being acquired and, therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. We are unable to predict the facts, circumstances and structure surrounding any possible future acquisition of assets and, accordingly, cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement we would send to our stockholders would contain the same information that would typically be provided in the business section of the prospectus for an initial public offering of a start-up company without historical financial statements, such as: (i) historical and prevailing market rates for assets of that type; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the geographic location and industry in which we consummate such an initial business combination. See “Risk Factors — If we were to structure our initial business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote in favor of the acquisition.”

If we are unable to consummate a business combination within 24 months from the date of this prospectus (or up to 36 months if stockholders approve an extension to our corporate existence as described in this prospectus), our corporate existence will cease and we will implement our liquidation plan, which will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be $9.78 per share of common stock held by them (or approximately $9.76 per share if the underwriters exercise their over-allotment option). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, it is possible the actual per-share liquidation price will be less than $9.78 (or less than $9.76 per share if the underwriters’ over-allotment option is exercised in full).

Our executive offices are located at 3726 Smallwood Court. Pleasanton, CA 94566 and our telephone number is (925) 200-5338.

Private Placement

Prior to the consummation of this offering, Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, or their respective affiliates, will purchase from us an aggregate of 5,400,000 warrants at $1.00 per warrant in a private placement. Mr. Levy or his affiliates will purchase one-half of the private placement warrants and each of Messrs. Stitt and Rotem or their respective affiliates will each purchase one-quarter of the private placement warrants. We believe that the $1.00 purchase price for the private placement warrants is no less than the fair market value of such warrants. The private placement warrants are identical to the warrants included in the units to be sold in this offering except that as long as they are held by our initial stockholders or their permitted transferees, the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our initial stockholders have agreed not to transfer, assign or sell any of these private placement warrants until after we consummate our initial business combination except to permitted transferees. For so long as the private placement warrants, including the underlying common stock, are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. The proceeds from the sale of these private placement warrants will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of our initial business combination.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 26 of this prospectus.

Securities offered:
30,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is prohibited until:
In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Units:
Number outstanding before this offering:
8,625,000(1)
Number to be outstanding after this offering:
37,500,000(2)

(1)	Includes 1,125,000 units held by our initial stockholders which are subject to redemption to the extent the underwriters’ over-allotment option is not exercised.

(2)	Assumes the over-allotment option has not been exercised and, therefore, that we redeem 1,125,000 units held by our initial stockholders.

Common stock:
Number outstanding before this offering:
8,625,000 shares(3)
Number to be outstanding after this offering:
37,500,000 shares(4)
Of the 37,500,000 shares to be outstanding after this offering, 7,500,000 shares (20%) are contained in the units held by our initial stockholders, and 30,000,000 shares (80%) are contained in the units being offered by this prospectus.
Warrants:
Number outstanding before this offering:
14,025,000 warrants (consists of 8,625,000 warrants included in the units held by our initial stockholders and 5,400,000 warrants to be purchased by our officers or directors, or their respective affiliates, in the private placement immediately prior to this offering)
Number to be outstanding after this offering:
42,900,000 warrants(4)
Of the 42,900,000 warrants(4) to be outstanding after this offering, 7,500,000 warrants are contained in the units held by our initial stockholders, 5,400,000 warrants are to be purchased by officers and directors, or their respective affiliates, in a private placement that will occur prior to the closing of this offering and 30,000,000 warrants are contained in the units being offered by this prospectus.
Exercisability:
Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.
Exercise price:
$7.50. Holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.
Exercise period for the warrants included in the units sold in this offering:
The warrants included in the units sold in this offering will become exercisable on the later of:
• the completion of our initial business combination; or
• one year from the date of this prospectus,
provided in each case that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.
We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon

(3)	Includes 1,125,000 shares held by our initial stockholders which are subject to redemption to the extent the underwriters’ over-allotment option is not exercised.

(4)	Assumes the over-allotment option has not been exercised and, therefore, that we redeem 1,125,000 units held by our initial stockholders.

exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.
Redemption:
At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founders’ warrants and private placement warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Reasons for redemption limitations:
We have established the above conditions to our exercise of redemption rights with the intent of:

•

providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•

providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 trigger price as well as the warrant exercise price after the redemption notice is issued.
Founders’ units:
On November 7, 2007 our initial stockholders purchased an aggregate of 8,625,000 founders’ units (of which we will redeem 1,125,000 if the underwriters’ over-allotment option is not exercised) for an aggregate purchase price of $25,000, or approximately $0.0029 per unit. Each founders’ unit consists of one founders’ share and one founders’ warrant.
Founders’ shares:
The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholders have agreed:
• that the founders’ shares are subject to the transfer restrictions described below;

•

to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the votes required to approve our initial business combination, to amend our certificate of incorporation to provide for our perpetual existence and to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus; and

• to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.
In addition, our initial stockholders and each of our officers and directors have agreed that if it, he or she acquires shares of common stock in this offering or the secondary market, it, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period). As a result, they may be able to influence the outcome of the votes on our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus.
Purchases of stock following this offering may be effected through open market purchases or in privately negotiated transactions. As a result, none of our initial stockholders, officers or directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. Although our officers and directors will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, they will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination.
If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholders’ 20% ownership. We will not make or receive any cash payment in respect of any such adjustment.
Founders’ warrants:
The founders’ warrants are identical to those included in the units being sold in this offering, except that:
• the founders’ warrants will have an exercise price of $9.00 per share;
• the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•

the founders’ warrants will become exercisable upon the later to occur of (i) the date that is one year from the date of this prospectus, or (ii) the consummation of our initial business combination, in each case if and only when (x) the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

• the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and
• the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.
As a result, the founders’ warrants will never be fungible with the public warrants. In addition, the holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants will not be issued pursuant to a registration statement, so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the founders’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.
Private placement warrants:
Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, or their respective affiliates, have agreed to purchase an aggregate of 5,400,000 warrants at a price of $1.00 per warrant, prior to the consummation of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. Mr. Levy or his affiliates will purchase one-half of the private placement warrants and each of Messrs. Stitt and Rotem or their respective affiliates will each purchase one-quarter of the private placement warrants. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5.4 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.
The private placement warrants are identical to those included in the units being sold in this offering, except that:
• the private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;
• the private placement warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and
• the private placement warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.
The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement, so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.
Transfer restrictions:
Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, until 180 days after the consummation of our initial business combination except to certain permitted transferees as described below under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting and waiver forfeiture provisions. For so long as the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. All of the founders’ units, founders’ common stock and founders’ warrants and underlying shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our initial stockholders have agreed not to sell or transfer the private placement warrants until after we complete our initial business combination except to certain permitted transferees as described below under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions. For so long as the private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.
Registration rights:
Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ shares, founders’ warrants and private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 90 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered and with respect to warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.
Right of first review:
Each of our officers and directors has agreed, until the earliest of consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value in excess of $230,000,000, subject to any fiduciary or pre-existing contractual obligations he might have.

Proposed American Stock Exchange symbols for our:
Units:
.U
Common stock:
Warrants:
.WS
Offering and private placement warrants; private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation:
$293,300,000, or $9.78 per unit (or approximately $9.76 per unit or $336,612,500, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at JPMorgan Chase Bank, N.A., pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $9,750,000 in deferred underwriting discounts and commissions (or $11,212,500 if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any income or franchise taxes and (ii) interest income earned of up to $4.0 million on the trust account balance to fund our working capital requirements. If the underwriters determine that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. In addition, the amount of such interest will be increased proportionately to the extent the underwriters’ over-allotment option is exercised. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $100,000 of the net proceeds of this offering not held in the trust account.
Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.
Warrant proceeds potentially paid to us:
None of the warrants, founders’ warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants, founders’ warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described herein, our management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In addition, the founders’ warrants and private placement warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founders’ warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants, founders’ warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cash basis.
Limited payments to insiders:
There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers or directors, or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

•

repayment of advances of up to an aggregate of $500,000 made to us by Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, to cover offering-related and organizational expenses pursuant to a credit line agreement (there is currently no amount outstanding under this credit line agreement); and

• reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.
Our audit committee will review and approve all payments made to our initial stockholders, officers and directors, or their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Release of amounts held in trust account at close of initial business combination:
At the time we complete an initial business combination, following the distribution of (i) amounts due to any public stockholders who duly exercise their conversion rights (as described below) and (ii) deferred underwriting discounts and commissions that are equal to 3.25% of the gross proceeds of this offering, or $9,750,000 ($11,212,500 if the underwriters’ over-allotment option is exercised in full), to the underwriters, the balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or in funding the purchase of other companies or for working capital.
Amended and restated certificate of incorporation:
As discussed below, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months from the date of this prospectus and that such provision may only be amended in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period), as described in this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Our initial business combination will be approved only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering, vote such shares against our initial business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination or an extension of our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period), as described in this prospectus.
Stockholders must approve our initial business combination:
We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We will consummate our initial business combination only if:
(i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination,
(ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and
(iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against the initial business combination and exercise their conversion rights described below. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.
Our initial stockholders have agreed, in connection with the stockholder votes required to approve our initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, none of our initial stockholders, officers or directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.
Conditions to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. We will only consummate a business combination in which we become the controlling stockholder of the target. If we acquire a business (as opposed to assets), the key factor that we will rely on in determining controlling stockholder status would be our acquisition of greater than 50% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.
To the extent that our initial business combination is structured as an asset acquisition, it is possible that the proxy statement that we would send to stockholders to approve an initial business combination would not contain audited or unaudited historical financial information with respect to the assets being acquired and, therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. We are unable to predict the facts, circumstances and structure surrounding any possible future acquisition of assets and, accordingly, cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement we would send to our stockholders would contain the same information that would typically be provided in the business section of the prospectus for an initial public offering of a start-up company without historical financial statements, such as: (i) historical and prevailing market rates for assets of that type; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the geographic location and industry in which we consummate such an initial business combination. See “Risk Factors — If we were to structure our initial business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote in favor of the acquisition.”
Possible extension of time to consummate a business combination to up to 36 months:
Unlike other blank check companies, if we have entered into a definitive agreement relating to an initial business combination within 24 months following the consummation of this offering, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.
In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus.
Any public stockholders voting against the proposed amendment to extend our corporate existence will be eligible to convert their shares into a pro rata share of the trust account if we effect the amendment. However, among other provisions, as described above, we will not effect the amendment if 30% or more of the shares sold in this offering vote against the proposed amendment and elect to convert their shares into their pro rata share of our trust account as described in this prospectus. In such event, if we cannot complete our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.
If we receive stockholder approval for the amendment to extend our corporate existence and conversion rights are not exercised with respect to 30% or more of the shares sold in this offering, we will then have an additional period of up to 12 months in which to complete the initial business combination. We will still be required to seek stockholder approval before completing our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the amendment to extend our corporate existence, we would be able to hold the funds in the trust account for up to 36 months.
A stockholder’s election to convert its shares in connection with the vote on the amendment to extend our corporate existence will only be honored if such amendment is approved.
Stockholders who vote against the amendment to extend our corporate existence and exercise their conversion rights and whose shares are, in fact, converted will not be able to vote on the initial business combination unless such stockholders continue to own additional shares of common stock or acquire new shares through open market purchases or otherwise.
Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.
If, following approval of the amendment to extend our corporate existence, at the end of the extended period of up to 36 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.
Conversion rights for stockholders voting to reject our initial business combination or a proposal to extend the period of time within which we must consummate a business combination:
Public stockholders voting against (i) our initial business combination, if our initial business combination is approved and completed or (ii) an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, if the amendment is approved, will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $4.0 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements).
If the initial business combination is not approved or completed for any reason, or if the proposal to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus is not approved, then public stockholders voting against our initial business combination or the amendment who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. If a vote on an initial business combination or the amendment is held and the initial business combination or amendment, as the case may be, is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 36 months if an amendment to extend our corporate existence was previously approved) from the date of this prospectus. Public stockholders will be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the business combination they voted against was duly approved and subsequently completed, the amendment to extend our corporate existence they voted against was approved or in connection with our liquidation. The initial stockholders and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.
Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be $9.78 per share (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Furthermore, the proceeds deposited in the trust account could become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, it is possible that the actual per-share conversion price will be less than $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full). Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $88,019,990 (assuming conversion of the maximum of 8,999,999 shares of common stock).
A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination or amendment to extend our corporate existence, the initial business combination is approved and completed or the amendment is approved, the public stockholder holds its shares through the closing of the initial business combination (only with respect to a vote on the business combination) and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or amendment. We may require public stockholders whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote at the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote to extend our corporate existence or on any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or the vote to extend our corporate existence to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name”, by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the initial business combination was approved, we would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to us for cancellation in consideration for the conversion price.
Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting – the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, we do not believe that would result in any increased cost to stockholders when compared to the traditional process.
In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.
Liquidation if no business combination:
If we are unable to complete a business combination by 24 months from the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus), our existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.
Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution.

Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from the $4.0 million of interest income, subject to adjustment, earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Messrs. Levy, Corey, Rotem and Stitt have agreed that they will be personally liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business, except (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.
We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $4.0 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.
If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial stockholders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.22 less than the per-unit offering price of $10.00 (approximately $0.24 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full).
Each of our officers and directors have entered into non-compete agreements with us:
Until the earlier of the filing by us of a current report Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, none of our officers or directors, will become a sponsor, promoter, officer, director or stockholder of any other blank check company.
Audit committee to monitor compliance:
Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size,

together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. Our management also considered the size of the offering to be an amount they believed would be successfully received given market conditions, our proposed industry focus, our management and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus the potential to finance an acquisition using stock or debt (although neither we, nor anyone acting on our behalf, has entered into any discussions with a third party regarding additional financing) in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization or prior to our formation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000 or $11,212,500 if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 26 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	November 8, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(60,600)	$283,589,400
Total assets	109,934	293,509,934
Total liabilities	85,600	0
Value of common stock which may be converted to cash (approximately $9.78 per share)(2)	—	$88,019,990
Stockholders’ equity	24,334	195,654,344

(1)	The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $5.4 million from the sale of the private placement warrants. The “as adjusted” working capital excludes $9,750,000 being held in the trust account ($11,212,500 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.
(2)	Assumes no exercise of the underwriters’ over-allotment option. Assuming the underwriters’ over-allotment option is exercised in full, the value of common stock which may be converted to cash is approximately $101,015,990.

The total assets (as adjusted) amounts includes $293,300,000 (assuming no exercise of the underwriters’ over-allotment option) to be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be $9.78 per share, (ii) to the underwriters in the amount of $9,750,000 in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, our corporate existence will automatically cease and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income or franchise taxes on such interest and net of interest income of up to $4.0 million, subject to adjustment as described in “Use of Proceeds,” on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $100,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote such shares against the initial business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning no more than one share less than 30% of the shares sold in this offering vote such shares against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 8,999,999 shares of common stock (one share less than 30% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of $9.78 (or up to 10,349,999 shares at an initial conversion price of $9.76 per share if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, it is possible that the actual per-share liquidation price will be less than $9.78 (or less than $9.76 per share if the underwriters’ over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $100,000 in proceeds from this offering not held in the trust account and interest income earned of up to $4.0 million, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

The report of KPMG LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

We have no revenues from our operations and our viability as a going concern depends on our ability to consummate this offering successfully. The report of KPMG LLP, our independent registered public accounting firm, on our financial statements includes an explanatory paragraph stating that we have not commenced commercial operations, have generated no revenues and have insufficient working capital. These matters raise substantial doubt about our ability to continue as a going concern. Our plans in regards to these matters are described in Notes 1 and 3 of our financial statements as included herein. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case our corporate existence would cease and we would liquidate our assets.

We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full) within 24 months after the consummation of this offering.

If we have entered into a definitive agreement with respect to an initial business combination within 24 months of the date of this prospectus and our board of directors anticipates that we may not be able to complete such initial business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

If we fail to consummate a business combination within the required time frame, our corporate existence will cease and we will liquidate our assets. The foregoing requirements are set forth in our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board of directors and the vote of 100% of the shares of our outstanding voting stock cast at a meeting of the stockholders at which a quorum is present. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to up to 36 months from the date of this prospectus. As a result, your funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months from the date of this prospectus, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 36 months by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval for an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. Without the option of extending our corporate existence to up to 36 months, if we enter into such agreement near the end of the 24-month period following the date of this prospectus, we may not have sufficient time to consummate our initial business combination. If the proposal for such amendment is approved by our stockholders as described in this prospectus, we will have up to an additional 12 months beyond the 24-month period with which to complete our initial business combination. As a result of such approval we would be able to hold your funds in the trust account for 36 months and thus delay the receipt by you of your funds from the trust account on liquidation.

If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

Upon consummation of this offering, $293,300,000 or $9.78 per unit (or $336,612,500, or approximately $9.76 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at JPMorgan Chase Bank, N.A. If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus) before receiving liquidation distributions.

We have until the date that is 24 months from the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus) to consummate our initial business combination. If we do not consummate our initial business combination during such time period, we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation to return funds to public stockholders prior to such date unless we consummate our initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period (or up to 36 months if extended pursuant to stockholder approval of an amendment as described in this prospectus) until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and the Delaware General Corporation Law. If we have not consummated our initial business combination at the expiration of the 24-month period (or up to 36 months if extended pursuant to stockholder approval of an amendment as described in this prospectus), we will automatically dissolve without need of a stockholder vote.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

Traditionally, in order to exercise conversion rights, a stockholder of a blank check company could vote against the proposed action and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the proposed action was approved, the blank check company would contact such stockholder to arrange for him, her or it to deliver their certificate to verify ownership.

However, we may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We may proceed with an initial business combination even if public stockholders owning 8,999,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent, and may reduce the amount of cash available to us to consummate our initial business combination.

We may proceed with an initial business combination as long as public stockholders owning no more than one share less than 30% of the shares sold in this offering vote such shares against the business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. Accordingly, public stockholders holding up to 8,999,999 shares of our common stock may both vote against the initial business combination (or any extension of time period within which we must complete our initial business combination) and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has historically been more common for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it is easier for us to have an initial business combination approved than some other blank check companies.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware General Corporation Law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the consummation of this offering, $293,300,000, or $336,612,500 if the underwriters’ over-allotment option is exercised in full (comprising (i) $287,900,000 of the net proceeds of this offering, including $9,750,000 of deferred underwriting discounts and commissions (or $331,212,500 if the underwriters’ over-allotment option is exercised in full, including $11,212,500 of deferred underwriting discounts and commissions) and (ii) $5.4 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;
•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;
•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of $9,750,000 or $11,212,500 if the underwriters’ over-allotment option is exercised in full);
•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than one share less than 30% of the shares sold in this offering, have voted such shares against the business combination and have exercised their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit;
•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;
•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law and any net assets remaining outside the trust account) on a pro rata basis to all of our public stockholders;
•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;
•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;
•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;
•	the audit committee shall review and approve all payments made to our officers, directors and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•	we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors or their respective affiliates has a financial interest.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions (except for the provision with respect to the termination of our corporate existence after 24 months, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus). However, the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus, neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than one share less than 30% of the shares sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.78 per share (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. While we are under no obligation to do so, prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.78 (or $9.76 per share if the underwriters’ over-allotment option is exercised in full). Messrs. Levy, Corey, Rotem and Stitt have agreed that they will be personally liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement entered into by our officers and directors specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or

(2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Messrs. Levy, Corey, Rotem and Stitt, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act), we currently believe that our officers and directors are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that Messrs. Levy, Corey, Rotem and Stitt would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.78 per share (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full) to our public stockholders.

Consolidation in the technology and technology-related industries may affect our ability to consummate a business combination and may result in increased competition following a business combination.

There has been a trend toward consolidation in the technology and technology-related industries for several years. We expect this trend to continue as companies attempt to strengthen or hold their market positions in an evolving market and as companies are acquired or are unable to continue operations. The trend towards consolidation will increase demand for target businesses. Furthermore, we believe that industry consolidation will result in stronger competitors. Additionally, rapid industry consolidation will lead to fewer customers. This could lead to more variability in the operating results of a business we acquire.

We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement.

The procurement and protection of trademarks, copyrights, patents, domain names, trade dress and trade secrets is often important to technology companies. Any business we acquire will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation could be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It would also be possible that third parties could claim that we infringed on their patent, trademark, copyright or other proprietary rights.

With respect to certain proprietary rights of the target business or businesses that we acquire, such as trademarks and copyrighted materials, we expect that the target business or businesses will have licensed such rights to third parties in the past and we may continue to enter into such agreements in the future. These licensees may, unknowingly to us or the target business or businesses, take actions that diminish the value of the target business or businesses’ proprietary rights or cause harm to the target business or businesses’ reputation. Also, products of the target business or businesses may include software or other intellectual property licensed from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of these products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in increased expenses to us post-business combination. Any litigation relating to intellectual property could result in a great expense to the post-acquisition company and a diversion of management resources.

The technology and technology-related industries are highly cyclical, which may affect our future performance and ability to sell our products or services, and in turn, hurt our profitability.

Technology products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, sales of technology and technology-related products and services frequently exceed expectations. As a consequence, revenues and earnings for these companies may fluctuate more than those of less economically sensitive companies. Further, companies in the consumer segments of these industries are sensitive to a number of factors that influence the levels of consumer spending, including economic conditions such as the rate of unemployment, inflation, recessionary environments, the levels of disposable income, debt, interest rates and consumer confidence. Due to the cyclical nature of the technology industry, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition and results of operations of any target businesses that we may acquire.

While we are focusing on the technology industry, we have not yet selected a particular industry or any target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While we intend to focus on identifying a prospective target business in the technology industry, we may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business — Effecting a Business Combination.”

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following the termination of our existence.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against us in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by our creditors to the extent of such distributions.

An investment in this offering may involve adverse U.S. federal income tax consequences because the conversion or liquidation price per share is greater than an investor’s initial tax basis in our common stock.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our common stock (see “United States Federal Income and Estate Tax Considerations — Allocation of Purchase Price and Characterization of Units”) upon exercise of the investor’s conversion right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and could result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to this tax risk, as well as the specific tax consequences to them of purchasing, holding or disposing of our common stock, warrants or units.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $4.0 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our initial stockholders, officers or directors or from third parties or be forced to liquidate. However, none of our initial stockholders, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option may reduce the amount of interest income held in the trust account and the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

If the underwriters determine the size of this offering should be increased or they elect to exercise the underwriters’ over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.78 to $9.76. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.05.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to one share less than 30% of the shares of common stock held by public stockholders in certain instances may materially reduce the resources available for a business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering and the private placement warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement warrants are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;
•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or
•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 130,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 55,975,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants and private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors;
•	may, in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

While our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust, we may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. There are no limitations on our ability to issue debt securities in order to consummate a business combination regardless of whether or not we are acquiring a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;
•	an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;
•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or
•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of our initial business combination.”

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (less deferred underwriting discounts and commissions), the threshold value to constitute our initial business combination.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority, or FINRA, as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

If our Board of Directors performed a valuation as to the fair market value of an acquisition candidate, as opposed to having an independent third party perform the analysis, our stockholders may have a more limited and/or less reliable financial analysis relating to the target business.

If our Board of Directors performed a valuation as to the fair market value of an acquisition candidate, as opposed to having an independent third party perform the analysis:

•	our Board of Directors would have a conflict of interest, since our Board of Directors will lose approximately $5.4 million dollars if a business combination is not consummated and we were forced to liquidate; and
•	our Board of Directors might not have the expertise to accurately value a target business because of limited experience in the business segment in which the target business operates.

In addition, if an independent valuation were not performed, the only information that our Board of Directors would have to provide to our stockholders would be that the 80% test had been satisfied. Therefore, unless our Board of Directors obtained an independent fairness opinion, our stockholders might have limited and/or less reliable financial analysis than would be provided by an independent third party.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.

Our initial stockholders will own approximately 20% of our issued and outstanding shares of common stock, assuming they do not purchase our securities in this offering, when this offering is completed.

Our initial stockholders have agreed, in connection with the stockholder votes required to approve our initial business combination, to amend our amended and restated certificate of incorporation to provide for our perpetual existence and to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period), to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. Consequently our initial stockholders may exert substantial influence in connection with the votes on our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. While our initial stockholders do not intend to purchase units in this offering, they are not prohibited from purchasing units in this offering or our common stock in the secondary market. If they do so, our initial stockholders will have an even greater influence on the vote taken in connection with our initial business combination and the amendments to our amended and restated certificate of incorporation, mentioned above.

Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders will have considerable influence on the outcome of that election. Accordingly, our initial stockholders will continue to exert control at least until the consummation of the initial business combination.

If our current directors remain after our initial business combination they may have conflicts of interest.

Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. Messrs. Levy, Corey, Rotem and Stitt may remain as officers and/or directors of the combined entity. Since it is possible that one of them may remain after a business combination, that individual may have a conflict of interest if that individual is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.

We may have only limited ability to evaluate the management of the target business.

We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

For a complete discussion of our management team’s business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

We may use resources in researching acquisitions that are not consummated, which could result in our being unable to adequately fund subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that public stockholders holding 30% or more of the shares sold in this offering opt to convert or have opted to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. (Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit.) Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Interest income from the trust account may not be sufficient to pay for our winding up and liquidation of the trust.

We expect that all costs and expenses associated with implementing any plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $4.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with implementing any plan of distribution, to the extent that there was any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we could request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Additional interest may not be available, or if available, may not be sufficient to cover the costs of our liquidation.

Because the founders’ shares will not participate in liquidation distributions by us, our officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Holders of the founders’ shares have waived their right to receive distributions with respect to the founders’ shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our initial stockholders will be worthless if we do not consummate our initial business combination. In addition, our initial stockholders purchased the founders’ units for a per unit price of $0.0029, and, therefore, our initial stockholders could make a profit on their founders’ units after the consummation of a business combination even if the fair market value of our securities was significantly less than the public offering price and such business combination might be unprofitable for public stockholders. Thus, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our initial stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $4.0 million, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 36 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholders, officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our initial stockholders, officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement warrants, meaning our operations would then depend on a single business.

The net proceeds from this offering and the sale of the private placement warrants will provide us with approximately $293,300,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full). We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the private placement warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our initial stockholders’ acquisition of the founders’ units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our initial stockholders acquired 8,625,000 founders’ units (of which 1,125,000 units will be redeemed if the underwriters’ over-allotment option is not exercised) for a purchase price of $25,000, equivalent to a per-share price of approximately $0.0029, assuming no value is attributed to the founders’ warrants. Assuming this offering is completed and no value is attributed to the warrants included in the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 31.4%, or $3.14 per share (the difference between the pro forma net tangible book value per share after this offering of $6.86, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 30,000,000 shares of common stock (or 34,500,000 shares of common stock if the underwriters’ over-allotment option is exercised in full), and our initial stockholders hold founders’ warrants to purchase 8,625,000 shares of common stock (1,125,000 of which we will redeem if the underwriters’ over-allotment option is not exercised). We will also sell to our officers and directors, or their respective affiliates, private placement warrants to purchase an aggregate of 5,400,000 shares of our common stock, prior to the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

If our initial stockholders exercise their registration rights with respect to the founders’ units and private placement warrants in full, there will be an additional 12,900,000 shares of common stock (assuming no exercise of the underwriters’ over-allotment option), including 5,400,000 shares of common issuable on exercise of the founders’ warrants and private placement warrants’ eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;
•	adopt a specific form of corporate structure; and
•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

The loss of Mr. Levy could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon Mr. Levy. We believe that our success depends on his continued service to us, at least until we have consummated a business combination. As General Partner of KGMW, LP, an initial stockholder, Mr. Levy has incentives to remain with us. Nevertheless, we do not have an employment agreement with him, or key-man insurance on his life. He may choose to devote his time to other affairs, or may become unavailable to us for reasons beyond his control, such as death or disability. The unexpected loss of his services for any reason could have a detrimental effect on us.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would attempt to register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we were to structure our initial business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

Although we would provide such audited or unaudited historical financial statements if required by applicable law or regulations, such historical financial statements are often not required, and, therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. We are unable to predict the facts and circumstances surrounding any possible future asset acquisition and, accordingly, cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement we would send to our stockholders would contain the same information that would typically be provided in the business section of the prospectus for an initial public offering of a start-up company without historical financial statements, such as: (i) historical and prevailing market rates for assets on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the geographic location and industry in which we consummate such an initial business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve an initial business combination involving the acquisition of assets.

If we acquire a target business with operations located outside the U.S., we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the U.S., we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;
•	cultural and language differences;
•	foreign exchange controls;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;
•	deterioration of political relations with the U.S.; and
•	new or more extensive environmental regulation.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000 or $11,212,500 if the underwriters’ over-allotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ potential liquidity and trading;
•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The net proceeds of this offering, together with our initial stockholders’ $5.4 million investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$300,000,000	$345,000,000
Private placement warrants	5,400,000	5,400,000
Total gross proceeds	$305,400,000	$350,400,000
Offering expenses(1)
Underwriting discount (7.0% of offering gross proceeds)(2)	$21,000,000	$24,150,000
Legal fees and expenses	375,000	375,000
Printing and engraving expenses	100,000	100,000
Miscellaneous expenses	15,158	15,158
Accounting fees and expenses	150,000	150,000
SEC registration fee	10,592	10,592
FINRA registration fee	29,250	29,250
American Stock Exchange fees	70,000	70,000
Total offering expenses	$21,750,000	$24,900,000
Proceeds after offering expenses	$283,650,000	$325,500,000
Net proceeds not held in trust account(3)	$100,000	$100,000
Net proceeds held in trust account	$283,550,000	$325,400,000
Deferred underwriting discounts and commissions held in trust account (3.25% of offering gross proceeds)(2)	$9,750,000	$11,212,500
Total held in trust account(2)(3)	$293,300,000	$336,612,500
% of offering gross proceeds	97.8%	97.6%

Use of Net Proceeds Not Held in the Trust Account and up to $4.0 Million of the Interest Income Earned on the Trust Account That May Be Released to Us to Cover Our Working Capital Requirements(4)	Amount	Percent of Net Proceeds Not in Trust and Interest Income Earned on the Trust Account
Payment to 51 University Retail Partners LP for office space (approximately $3,125 per month for up to 2 years)(5)	$75,000	1.8%
Working capital to cover miscellaneous expenses (potentially including administrative and support services, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)	$4,025,000	98.2%
Total	$4,100,000	100.0%

(1)	A portion of the offering expenses have been paid from amounts provided to us by Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, pursuant to a credit line agreement. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering. There is currently no amount outstanding under this credit line agreement.

(2)	The amount of underwriting discount held in the trust account, or $9,750,000 (or $11,212,500 if the underwriters’ over-allotment option is exercised in full), will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.
(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the underwriters’ over-allotment is exercised.
(4)	$4.0 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the underwriters determine that the size of this offering should be increased or the underwriters elect to exercise the over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(5)	Assumes our stockholders have not approved an extension of our corporate existence from 24 to up to 36 months from the date of this prospectus, as described in this prospectus. If our stockholders approve such an extension, we would be required to pay $112,500 ($3,125 per month for up to 36 months) to 51 University Retail Partners LP for office space.

A total of approximately $293,300,000 (or approximately $336,612,500 if the underwriters’ over-allotment option is exercised in full), including $283,550,000 of the net proceeds from this offering and the sale of the private placement warrants (or $325,400,000 if the underwriters’ over-allotment option is exercised in full) and $9,750,000 (or approximately $11,212,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase Bank, N.A., with American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000 (or approximately $11,212,500 if the underwriters’ over-allotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $100,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $4.0 million of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $4.0 million, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our initial stockholders, officers or directors or from third parties. However, none of our initial stockholders, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If the underwriters determine the size of this offering should be increased or they elect to exercise the underwriters’ over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.78 to $9.76. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.05.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. Our initial stockholders, officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination. However, unless we consummate our initial business combination, our initial stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. Subject to the foregoing, there is no limit to the amount of expenses that may be reimbursed to our initial stockholders, officers and directors. Our audit committee will review and approve all payments made to our initial stockholders, officers and directors, or their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $4.0 million, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $4.0 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. The future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following our initial business combination, the continued involvement of any person with the business upon completion of an initial business combination will be made at the time that the definitive agreement relating to such acquisition is negotiated, based on the facts and circumstances at the time. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of- pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

On November 7, 2007, Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, entered into a $500,000 credit line agreement with us. Amounts advanced to us under the credit line will be used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. The advances under the credit line are non-interest bearing and unsecured and are due fifteen days after the consummation of this offering. The advances under the credit line will be repaid out of the proceeds of this offering not being placed in the trust account. There is currently no amount outstanding under the credit line.

We have agreed to pay 51 University Retail Partners LP, an entity unaffiliated with any of our officers and directors, a total of approximately $3,125 per month for office space beginning in January 2008. Prior to the consummation of this offering, we will pay for such office space by drawing down funds from the credit line described above.

To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. government treasury bills with a maturity of 180 days or less.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the underwriters’ over-allotment option.

At November 8, 2007, our net tangible book value was a deficiency of $60,600, or approximately $0.007 per share of common stock. After giving effect to the sale of 30,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 8,999,999 shares of common stock which may be converted into cash) at November 8, 2007, would have been $195,654,334, or approximately $6.86 per share, representing an immediate increase in net tangible book value of approximately $6.87 per share to the holders of the founders’ shares, and an immediate dilution of approximately $3.14 per share, or 31.4%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $88,019,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than one share less than 30% of the aggregate number of the shares sold in this offering, at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $4.0 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.007)
Increase attributable to new investors	$6.87
Pro forma net tangible book value after this offering		$6.86
Dilution to new investors		$3.14

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial Stockholders	7,500,000	(1)	20.0%	$25,000	.01%	$0.0029	(2)
New investors	30,000,000		80.0%	300,000,000	99.99%	$10.00
Total	37,500,000		100.0%	$300,025,000	100.0%

(1)	Does not include (i) shares underlying the 5,400,000 private placement warrants to be purchased in the pre-offering private placement, (ii) shares underlying the founders’ warrants included in the founders’ units or (iii) 1,125,000 units that we will redeem on a pro rata basis to the extent that the underwriters do not exercise their over-allotment option. The shares underlying the warrants have not been included since their inclusion would be anti-dilutive.
(2)	Inclusive of the 1,125,000 units that are subject to redemption.

The pro forma net tangible book value per share after the offering is calculated as follows:

Net tangible book value before the offering and sale of the private placement warrants	(60,600)
Net proceeds from this offering and sale of the private placement warrants	283,650,000
Offering costs paid in advance and excluded from tangible book value before this offering	84,934
Less: proceeds held in trust account subject to conversion to cash(1)	(88,019,990)
$195,654,334
Denominator:
Shares of common stock outstanding prior to the offering(2)	7,500,000
Shares of common stock included in the units offered in this offering	30,000,000
Less: shares subject to conversion(1)	(8,999,999)
28,500,001

(1)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of no more than one share less than 30% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.78 per share (assuming that underwriters’ over-allotment option is not exercised)), before payment of deferred underwriting discounts and commissions and including accrued interest, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in the offering.
(2)	Does not include up to 1,125,000 units that we will redeem, from our initial stockholders to ensure that the number of units they hold, exclusive of shares underlying the private placement warrants, equals 20% of the outstanding shares of common stock after this offering and the exercise, if any, of the underwriters’ over-allotment option.

CAPITALIZATION

The following table sets forth our capitalization at November 8, 2007 and as adjusted to give effect to the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 8, 2007
	Actual	As Adjusted
Deferred underwriting discounts and commissions	$0	$9,750,000
Amounts payable to related party(1)	$0	$—
Common stock, -0- and 8,999,999 shares which are subject to possible conversion at conversion value(2)	$—	$88,019,990
	$—	$—
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	$0	$0
Common stock, $0.001 par value, 130,000,000 shares authorized; 8,625,000 shares issued and outstanding; 28,500,000 shares issued and outstanding (excluding 8,999,999 shares subject to possible conversion), as adjusted(3)	$8,625	$28,500
Additional paid-in capital(4)	16,375	190,226,510
Private placement warrants	—	5,400,000
Accumulated deficit	(666)	(666)
Total stockholders’ equity	$24,334	$195,654,344
Total capitalization	$24,334	$293,424,334

(1)	Amount payable to related party are amounts owed to Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, pursuant to a $500,000 credit line agreement, dated November 7, 2007. The advances under the credit line are non-interest bearing and unsecured and are due fifteen days after the consummation of this offering. The advances under the credit line will be repaid out of the proceeds of this offering not being placed in the trust account.
(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of no more than one share less than 30% of the aggregate number of shares sold in this offering, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.78 per share (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(3)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to one share less than 30% of the aggregate number of shares of common stock sold in this offering, or 8,999,999 shares at a per share conversion price equal to the amount in the trust account, inclusive of any accrued interest earned not previously distributed to us (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering. The “As Adjusted” number assumes the underwriters have not exercised their over-allotment option and that 1,125,000 of the units owned by our initial stockholders have been redeemed.
(4)	Excludes $9,750,000 payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on October 23, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 in stock subscriptions from our initial stockholders and advances from our officers and directors as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of approximately $21,000,000, or $24,150,000 if the underwriters’ over-allotment option is exercised in full, together with $5.4 million from our initial stockholders’ investment in the private placement warrants that will be held in the trust account, will be approximately $293,400,000 (or $336,712,500 if the underwriters’ over-allotment option is exercised in full). Of this amount, $293,300,000 (or $336,612,500 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust. Of the amount held in the trust account, an amount equal to 3.25% of the gross proceeds of this offering, or $9,750,000 ($11,212,500, if the underwriters’ over-allotment option is exercised in full), will be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $4.0 million, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate until the consummation of our initial business combination or our liquidation. Over the next 24 months, we anticipate making the following expenditures:

•	approximately $75,000 of expenses in fees relating to our office space;
•	up to $4,025,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, expenses of this offering to the extent they exceed the estimates shown in “Use of Proceeds,” legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees).

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $4.0 million, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectations, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination (though we would not be required to do so) and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. Whether a target business has such controls in place, or could quickly put such controls in place could be a factor considered by our management in its evaluation of a target business, though not a primary factor. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On November 7, 2007, Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, entered into a $500,000 credit line agreement with us. Amounts advanced to us under the credit line will be used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. The advances under the credit line are non-interest bearing and unsecured and are due fifteen days after the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account. There is currently no amount outstanding under the credit line. See also “Certain Relationships and Related Transactions” for information on these advances.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 8, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on October 23, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We are focused on identifying a prospective target business in the technology industry, however, we will not be limited to a specific industry. We do not currently have any specific initial business combination under consideration.

The technology marketplace is characterized by continual evolution as ongoing technological innovation helps create new markets and applications for both new and existing technologies. This dynamic requires technology companies to continually make substantial investment in research and development in the pursuit of growth and the maintenance of market leadership positions. This requirement for ongoing investment can often strain a company’s resources and challenge their ability to adequately fund research and development. Furthermore, as historically high rates of growth have slowed in some of the more mature sectors of the industry, some businesses, despite leading market positions and attractive product portfolios, have not sufficiently adapted their cost structure and have experienced deterioration in their financial performance. We believe that with the appropriate level of investment and management attention, the financial performance of these businesses could be significantly improved and that, consequently, such companies present attractive acquisition opportunities.

Business Strategy

We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate the value of its brand and the strength of its distribution channel will be a fundamental investment criterion. Below are some of the criteria and guidelines that we currently intend to use in evaluating initial business combination opportunities. As each target business is unique, we will apply these criteria on a case by case basis. We will not apply each criteria evenly but will apply those that in our judgment are most important in the particular market segment. There may be some criteria that will not be applied in a particular case. Although not likely, even meeting one of the criteria in certain circumstances might be sufficient.

•	Established companies with strong distribution channels. We will target companies that have developed strong brand names in North America, Europe or Asia and that have built cost efficient, global distribution channels that have sufficient capacity to manage a broadened product portfolio.
•	Large markets. We plan to focus on companies with large target markets that are characterized by strong growth prospects and the potential to expand into attractive adjacent markets.
•	Opportunity for increased margin improvement. We will target businesses that have an attractive portfolio of assets but would benefit from restructuring initiatives such as off-shoring non-strategic activities and outsourcing supply chain and other activities.
•	Experienced management team. We will target businesses that have experienced management teams with deep experience in their market sector and a strong strategic vision.
•	Research and development. We will look for a company that has an attractive product portfolio, but would benefit from increased research and development funding for new and existing product lines.

•	Opportunity for future “bolt-on” acquisitions. We will target businesses that provide opportunities for future “bolt-on” acquisitions as a means to deliver enhanced value. Through the strategic use of bolt-on acquisitions, we believe we may be able to create value in several ways, including (i) achieving operational efficiencies; (ii) improving economies of scale; (iii) complementing capabilities and/or management; (iv) filling product gaps; (v) complementing organic growth initiatives by accelerating time to market for new product introductions; (vi) improving competitive position; and (vii) applying best practices across combined entities.

Competitive Strengths

We believe that we have the following competitive strengths:

•	Experienced Management

We intend to take advantage of current conditions in the technology industry and capitalize on the significant experience and contacts within the technology industry of our Chief Executive Officer and director, Kenneth Levy and our other executive officers and directors to source an acquisition. Mr. Levy has over 40 years of experience in the technology industry and was a founder of KLA Instruments Corporation (now known as KLA Tencor Corporation), a supplier of yield management solutions for the semiconductor industry. Mr. Levy has also served on the board of a number of public technology companies including Juniper Networks, Inc., Extreme Networks, Inc., PowerDsine Ltd. and Saifun Semiconductors Ltd. During his tenure at KLA and through his various directorships and as an advisor to several venture capital investment funds, Mr. Levy has acquired substantial experience in investing in, acquiring and managing technology businesses. For example, during his tenure at KLA Instruments/KLA-Tencor, Mr. Levy oversaw the merger between KLA Instruments and Tencor Instruments and over ten other businesses/product lines. In addition to his various executive and board roles, Mr. Levy is a Director Emeritus of SEMI, a semiconductor manufacturing industry trade association, and has received numerous industry awards, including the SEMI Lifetime Achievement award and the Harvard Business School West Coast Entrepreneur of the Year award.

Gordon Stitt has significant experience in both the computer networking as well as the communications equipment sectors having co-founded two technology companies — Network Peripherals (which went public in 1994) and Extreme Networks (which went public in 1999). Mr. Stitt has extensive operational experience, particularly in the areas of market and product strategy as well as in building global organizations. While at Extreme, Mr. Stitt led the teams involved in the acquisition of three companies and led the post-acquisition integration of those companies. Mr. Stitt was personally involved in the acquisition of two of the companies: WebStacks and Optranet. Both were development stage companies that had products and technologies that were used to expand Extreme’s product line in key growth markets. Through this process, Mr. Stitt developed experience in integrating engineering teams, and in the integration of new technologies and products into the company’s distribution channels.

Igal Rotem has over 25 years of experience in the technology industry, 11 of which were spent in a technology research and development center within the Israeli Defense Forces. Mr. Rotem was the co-founder and Chief Executive Officer of PowerDsine, a company involved in the development and commercialization of power over ethernet technology that was sold to Microsemi Corp. in 2006. Mr. Rotem has extensive experience in establishing global technology companies as well as in building marketing and sales strategies. Mr. Rotem gained significant experience by selling three companies he was managing, one in 1995, one in 1999 and one in 2006. Mr. Rotem led the merger process and negotiations with two of the companies he managed and also led the post-merger integration process between his company and one of the acquiring companies. Mr. Rotem brings the experience and perspective of having been involved with the target company in an acquisition and the understanding of the respective issues associated with being acquired by another party. Prior to co-founding PowerDsine, Mr. Rotem managed Butterfly Communication, a company that developed Bluetooth Semiconductors, that was later sold to Texas Instruments.

Bob L. Corey has been involved in the technology business for over 22 years and has been Chief Financial Officer or a senior financial officer of several public technology and venture backed companies including Thor Technologies, Documentum, Forte Software, Ashton-Tate and Western Digital Corporation. In addition, he serves on the audit committees of Extreme Networks, Interwoven, and Veraz Networks. He has extensive contacts throughout the industry and has significant experience in developing corporate strategy, leading mergers and acquisitions negotiations and running due diligence processes.

The past experience of our management and the members of our board of directors and their affiliated companies is no guarantee that our company will be successful in consummating or becoming a profitable venture following a business combination.

Moreover, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following our initial business combination, the continued involvement of any person with us upon completion of an initial business combination will be made at the time that the definitive agreement relating to such acquisition is being negotiated, based on the facts and circumstances at the time.

•	Professional Network

Our management team has built and maintained a broad network of professional contacts in the technology industry, which we intend to utilize to identify acquisition opportunities. These established relationships include, among others, industry entrepreneurs, executives and board members at various public and private companies, investment bankers, business brokers, private equity and venture capital firms, consultants, commercial bankers, attorneys and accountants. We believe this network will be of significant assistance in helping us identify potential business combination targets. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or information inquiries or discussions they may have, as well as by attending trade shows, conventions and investment conferences.

•	Transactional Experience

The members of our management team, as former Chief Executive Officers and Chief Financial Officers, have experience in reviewing potential acquisitions and in completing acquisitions of different types. For example, Mr. Levy, our CEO, led the merger of KLA Instruments and Tencor Instruments, which at the time was one of the largest mergers in the semiconductor industry. Mr. Rotem, one of our directors, sold a company he founded, for $245 million, in 2006. In addition, Mr. Corey, our CFO participated in and negotiated the sale of two public companies valued at approximately $400 to $500 million each, as well as various acquisitions of smaller companies.

•	Disciplined Selection Process

In identifying target companies, we will evaluate the reputation of each company with its customers (in other words, the strength of the brand), the strength of its distribution channels (distribution network with good geographic coverage, sales not overly concentrated in a single region and the capability to deliver additional products to customers), the potential to form business alliances with other companies in the market, the competitiveness of its present products, the potential future market success of its products under development, the depth and strength of its management, its past financial performance, and the potential for improvement of future financial performance.

If after examination of the above criteria, we believe that there is sufficient reason to believe that stockholder value will be created by investing in the target company, then we will consider proposing a business combination with that target company to our stockholders.

In identifying target businesses we will focus our search on technology companies that have leading brands in their product categories. We will utilize our own skills, experience and contacts and potentially hire industry analysts and consultants in determining the value and strength of the company.

Once we have located a prospective acquisition we will engage in due diligence to validate our assumptions with regard to the company’s capabilities. We will also perform diligence in terms of evaluating the sustainability of the business from a long-term perspective. Specifically, we will look at the growth rates of the markets that the company currently addresses, and the accessibility of adjacent markets that may have strong growth rates and determine if there is sufficient addressable market growth for a period of several years.

We will look at a company’s business and determine if there are actions possible that can improve the profitability and growth rate of the business. Management will utilize its experience in founding and growing companies to look for areas that we can improve.

•	Transaction Flexibility

We offer target businesses the ability to create a liquidity event for its owners, provide capital for potential growth and expand its operations or strengthen its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash and, if appropriate, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

•	Post Acquisition Experience

Our management team has extensive operational experience in the development and management of technology businesses. We believe their experience in international marketing and sales strategies, off-shore development and manufacturing, outsourcing, corporate re-engineering, securing financing and executing mergers and acquisitions will be of significant value.

However, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following our initial business combination, the continued involvement of any person with the business upon completion of an initial business combination will be made at the time that the definitive agreement relating to such acquisition is being negotiated, based on the facts and circumstances at the time.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We Have Not Identified a Target Business

We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of Target Businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our initial stockholders, officers or directors or any entity with which they or we are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of advances of up to an aggregate of $500,000 made to us by Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, to cover offering-related and organizational expenses, pursuant to a credit line agreement and (ii) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, none of our initial stockholders, officers or directors or any entity with which they are affiliated, will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, officers or directors, and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors, or their respective affiliates, abstaining from such review and approval.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will only consummate a business combination in which we become the controlling stockholder of the target. If we acquire a business (as opposed to assets), the key factor that we will rely on in determining controlling stockholder status would be our acquisition of greater than 50% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors has a financial interest.

To the extent that our initial business combination is structured as an asset acquisition, it is possible that the proxy statement that we would send to stockholders to approve an initial business combination would not contain audited or unaudited historical financial information with respect to the assets being acquired and, therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. We are unable to predict the facts, circumstances and structure surrounding any possible future acquisition of assets and, accordingly, cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement we would send to our stockholders would contain the same information that would typically be provided in the business section of the prospectus for an initial public offering of a start-up company without historical financial statements, such as: (i) historical and prevailing market rates for assets of that type; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the geographic location and industry in which we consummate such an initial business combination. See “Risk Factors — If we were to structure our initial business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote in favor of the acquisition.”

In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	potential for future acquisitions;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;
•	costs associated with effecting the business combination;
•	industry leadership, sustainability of market share and attractiveness of market sectors in which the target business participates; and
•	macro competitive dynamics in the industry within which each company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and third parties hired by us. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair Market Value of Target Business or Businesses and Determination of Offering Amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we might need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. Our management also considered the size of the offering to be an amount they believed would be successfully received given market conditions, our proposed industry focus, our management and the size of initial public offerings of similarly structured blank check companies. We believe that this amount of equity capital, plus the potential to finance an acquisition using stock or debt (although neither we, nor anyone acting on our behalf, has entered into any discussion with a third party regarding additional financing) in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization or prior to formation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000, or $11,212,500 if the underwriters’ over-allotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000 or $11,212,500 if the underwriters’ over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9,750,000 or $11,212,500 if the underwriters’ over-allotment option is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a Target Business and Structuring of a Business Combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion. If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, our board of directors will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited Ability to Evaluate the Target Business’s Management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than one share less than 30% of our outstanding shares of common stock sold in the offering vote such shares against the business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. This may have the effect of making it easier for us to have an initial business combination approved than other blank check companies with a business purpose similar to ours. Similar blank check companies have historically not been able to consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

Under the terms of our amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled, neither we nor our board of directors will propose any amendment to this 30% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than one share less than 30% of the shares sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

If a proposed initial business combination is not approved by our stockholders, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from the date of this prospectus (or up to 36 months if an amendment to extend our corporate existence was previously approved). In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on U.S. generally accepted accounting principles.

Our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination, to amend our amended and restated certificate of incorporation to provide for our perpetual existence and to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period) to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus. As a result, none of our initial stockholders, officers or directors will be able to exercise conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Extension of time to complete a business combination to up to 36 months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement relating to an initial business combination within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus to avoid being required to liquidate. The amendment will be approved only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If the amendment is approved as described above, we would have a total of up to 36 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the amendment, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

A provision allowing us to seek an extension of our corporate existence has been included in our Amended and Restated Certificate of Incorporation, because if we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to consummate our initial business combination.

If the shares of our common stock voted in favor of the amendment, if any, do not include a majority of the outstanding shares of our common stock and a majority of the shares of our common stock voted by public stockholder present in the stockholders meeting, or if public stockholders holding 30% or more of the shares sold in this offering vote such shares against the proposed amendment and elect to convert their shares into a pro rata share of the trust account, there will be no extension to the date before which we must complete our business combination beyond 24 months.

In the event that such extension is not approved as described above, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements, returned to all public stockholders (including officers and directors to the extent they have purchased shares in or following the offering), as part of our plan of distribution. In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of amending our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus.

If the amendment is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders (including each of our officers and directors to the extent they have purchased shares in or following this offering), as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements.

Conversion Rights

At the time we seek stockholder approval of an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus or to our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash. Public stockholders voting (i) against the amendment to extend our corporate existence will only have the right to cause us to convert their shares if the amendment is approved and (ii) against the initial business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.22 less than the per-unit offering price of $10.00 (approximately $0.24 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, it is possible that the actual per-share liquidation price will be less than $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full).

An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or amendment, at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against our initial business combination or amendment, our initial business combination is approved and completed or the amendment is approved, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination or amendment. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against our initial business combination or amendment but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the initial business combination or amendment. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of our initial business combination or after approval of the amendment, as the case may be. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

We may require public stockholders, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent, at any time through the vote at the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the amendment to extend our corporate existence or any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or the amendment, as the case may be, to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name”, by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the business combination was approved, we would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to us for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting stockholder delivered his, her or its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting – the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, we do not believe that this would result in any increased cost to stockholders when compared to the traditional process.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the steps outlined in this paragraph. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

The proposal to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus will not be approved if holders of more than one share less than 30% of our outstanding shares of common stock sold in this offering vote such shares against such amendment and exercise their conversion rights. In addition, we will not consummate an initial business combination if holders of more than one share less than 30% of our shares of common stock sold in this offering exercise their conversion rights, and vote such shares against the initial business combination. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. This may have the effect of making it easier for us to have an initial business combination approved than other blank check companies with a business purpose similar to ours. Similar blank check companies have historically not been able to consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

In connection with a vote on our initial business combination or an amendment to extend our corporate existence, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination or the amendment. If the initial business combination is approved and consummated, or if the amendment is approved, as the case may be, public stockholders who elected to convert the portion of their shares voted against the initial business combination or the amendment will receive the conversion price with respect to those shares and may retain any other shares they own.

We expect the initial conversion price to be $9.78 per share (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

If a vote on an initial business combination or an amendment to extend our corporate existence is held and the business combination or the amendment is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months (or up to 36 months if an amendment to extend our corporate existence was previously approved, as described in this prospectus) from the date of this prospectus. If the initial business combination is not approved or completed for any reason or the amendment is not approved, then public stockholders voting against our initial business combination or the amendment who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, the amendment to extend our corporate existence they voted against was duly approved or in connection with our liquidation.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months from the date of this prospectus and that such provision may only be amended in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period), as described in this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to provide for our perpetual existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

If we are unable to complete a business combination by 24 months (or up to 36 months if stockholders approve such amendment to our amended and restated certificate of incorporation, as described in this prospectus) from the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $4.0 million (subject to adjustment) in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Our initial stockholders have waived their right to participate in any liquidation distribution with respect to the founders’ shares, but not with respect to any shares of our common stock they may purchase in this offering or the secondary market. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the initial stockholders’ investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.22 less than the per-unit offering price of $10.00 (approximately $0.24 less if the underwriters’ over-allotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.78 (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or any other entities with which we enter into a contractual relationship following consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

Messrs. Levy, Corey, Rotem and Stitt have agreed that they will be personally liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by each of our officers and directors specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from each of our officers and directors, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on the representation as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act), we currently believe that each of our officers and directors are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that each of our officers and directors would be able to satisfy those obligations.

Under Delaware General Corporation Law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.78 per share (or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full) to our public stockholders.

A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business combination by 24 months (or up to 36 months if an amendment to extend our corporate existence was approved as described in this prospectus) from the date of this prospectus or if the stockholder converts its shares into cash after voting against an initial business combination or against a proposal to extend our corporate existence to up to 36 months that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income/franchise taxes, (ii) interest income earned of up to $4.0 million, subject to adjustment, to fund our working capital requirements and (iii) payment to the public stockholders who vote against a proposal to extend our corporate existence and opt to convert their shares, in the event the extension is approved, as described in this prospectus.

Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•	upon the consummation of this offering, $293,300,000, or $336,612,500 if the underwriters’ over-allotment option is exercised in full (comprising (i) $287,900,000 of the net proceeds of this offering, including $9,750,000 of deferred underwriting discounts and commissions (or $331,212,500 if the underwriters’ over-allotment option is exercised in full, including $11,212,500 of deferred underwriting discounts and commissions) and (ii) $5.4 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;
•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;
•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of $9,750,000 or $11,212,500 if the underwriters’ over-allotment option is exercised in full);
•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than one share less than 30% of the shares sold in this offering, have voted such shares against the business combination and exercised their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit;
•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;
•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;
•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;
•	prior to the consummation of our initial business combination, we may not incur debt for borrowed money unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust;
•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;
•	the audit committee shall review and approve all payments made to our officers, directors and their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and
•	we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors, or their respective affiliates, has a financial interest.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions (except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus). However, the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter.

In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus, neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than one share less than 30% of the shares sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit.

COMPARISON OF THIS OFFERING TO THOSE
OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$293,300,000 of the proceeds of this offering and the private placement warrant purchase including $9.75 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company.	$241,008,750 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $293,300,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any income or franchise taxes paid or due, (ii) up to $4.0 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.75 million) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below, and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the underwriters’ over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities — Units.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of interest previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
If we are unable to complete a business combination by 24 months (or up to 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
Release of funds	Except with respect to (i) interest income to pay income or franchise taxes, (ii) interest income earned of up to $4.0 million, subject to adjustment, on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;
•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $9,750,000 (or $11,212,500 if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive office is currently located at 3726 Smallwood Court, Pleasanton, California 94566. Beginning in January 2008, we anticipate entering into a lease for office space located in Los Gatos, California. The cost for this space is approximately $3,125 per-month fee, described above that 51 University Retail Partners LP, an entity unaffiliated with any of our officers or directors, charges us for office space. We believe our new office space in Los Gatos, California will be adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on U.S. generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Kenneth Levy	65	Chief Executive Officer and Director
Bob L. Corey	56	Chief Financial Officer
Igal Rotem	46	Director
Gordon Stitt	51	Director
Robert M. Calderoni	47	Director
Bill Stensrud	57	Director
_________	__	Director

Kenneth Levy, Chief Executive Officer and Director — Mr. Levy has been our Chief Executive Officer and a director since our inception. Mr. Levy has been a private investor and a principal in Glen Una Investments, a private family investment company since March 2007. Mr. Levy founded KLA Instruments in 1976, and was the CEO of the company for over 20 years and then served as the Chairman of the Board until his retirement from the company in 2006. Mr. Levy is currently Chairman Emeritus of KLA-Tencor Corporation. KLA-Tencor is publicly traded (KLAC) and one of the five largest semiconductor capital equipment companies in the world. Mr. Levy began his career as an engineer in the aerospace industry in 1962 and worked on simulation for both military and space vehicles. In 1969, Mr. Levy joined the founding team of Computervision Corporation and was there until 1974. He held a number of technical and management positions with Computervision, including President of the Cobilt Division, and member of the board of the parent company. Mr. Levy received his Bachelor of Science in Engineering (Electrical), College of New York, in 1963. He received a Master of Science, Electrical Engineering, Syracuse University, in 1967. He has received a number of awards and honors. For example, he is a member of the National Academy of Engineering, and has received the SEMI's Lifetime Achievement Award and the Needham Legend of the Industry Award. Mr. Levy currently serves on the board of directors of Saifun Semiconductors Ltd., a publicly traded company and provider of intellectual property solutions for the non-volatile memory market and of Extreme Networks, Inc., a publicly traded company and provider of network infrastructure equipment.

Bob L. Corey, Chief Financial Officer — Mr. Corey has been our Chief Financial Officer since our inception. Mr. Corey has served as a director of Extreme Networks since December 2003. Mr. Corey served as Executive Vice President and Chief Financial Officer for Thor Technologies, Inc., a provider of enterprise provisioning software from May 2003 until January 2006. Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August 2002. Mr. Corey served as Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services, from May 1998 to April 2000, and in February 1999, Mr. Corey was elected to its Board of Directors. Forte Software, Inc. completed a merger with Sun Microsystems, Inc. in October 1999. Mr. Corey serves on the Board of Directors of Interwoven, Inc., a publicly traded company and provider of enterprise content management software and is Chairman of the Board and Chairman of the Audit Committee. Mr. Corey serves on the Board of Directors for Extreme Networks, a publicly traded company and provider of networking infrastructure solutions and is Chairman of the Audit Committee. Mr. Corey serves on the Board of Directors of Veraz Networks, a publicly traded company and provider of IP softswitches, media gateways and digital compression products, and he is Chairman of the Audit Committee. Mr. Corey also currently serves on the Board of Directors of a private company.

Igal Rotem, Director — Mr. Rotem has been a director since our inception. Mr. Rotem co-founded PowerDsine Ltd., a publicly traded company, in 1995 and served as its CEO and director from inception until January 2007. PowerDsine pioneered the successful development and commercialization of power over ethernet technology. Prior to co-founding PowerDsine, Mr. Rotem managed Butterfly Communication, a pioneer in providing Bluetooth semiconductors, which was later sold to Texas Instruments, from 1994 to 1996. From 1981 until 1992, Mr. Rotem served as a Major in the elite research and development center within Israeli Defense Forces (IDF) Intelligence Corps. Mr. Rotem currently serves as the chairman of Stamp-Test Ltd., a privately held Israeli startup company that is involved in the area of low cost chemical identification methods of hazard materials. Mr. Rotem was chosen as Ernst & Young 2004 Entrepreneur of the Year. Mr. Rotem holds an MBA from Tel Aviv University specializing in industrial management marketing and finance, and a B.Sc. in Electrical Engineering from Tel Aviv University, from which he graduated Magna Cum Laude.

Gordon Stitt, Director — Mr. Stitt has been a director since our inception. Mr. Stitt serves as Chairman of the Board of Directors of Extreme Networks, Inc., a publicly traded company, a position he has held since October 2006. Mr. Stitt co-founded Extreme Networks in May 1996 and served as President and Chief Executive Officer since the company’s inception until August 30, 2006. He also has served as a director of Extreme Networks since its inception. In 1989, Mr. Stitt co-founded Network Peripherals, Inc., a publicly traded company and a designer and manufacturer of high-speed networking technology. He served as Vice President of Marketing, then as Vice President and General Manager of the OEM business unit until 1995. Network Peripherals went public on NASDAQ in June, 1994. Mr. Stitt currently serves on the Boards of Directors of RGB Networks, Barracuda Networks and DVC Labs, all privately held venture capital backed companies. Mr. Stitt also serves on the Industry Advisory Board for the Computer Engineering Department at Santa Clara University. Mr. Stitt holds an M.B.A. from the Haas School of Business of the University of California, Berkeley and a B.S. in Electrical Engineering and Computer Science from Santa Clara University.

Robert M. Calderoni, Director — Mr. Calderoni has been a director since November 7, 2007. Mr. Calderoni has served as Chairman of the Board of Directors of Ariba, Inc., a publicly traded company, since July 2003 and as Ariba’s Chief Executive Officer and a director since 2001. From 2001 to 2004, Mr. Calderoni also served as Ariba’s President. In 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. From 1997 to 2001, he served as Chief Financial Officer at Avery Dennison Corporation. In addition to serving as a director of Ariba, he is also a member of the board of directors of Juniper Networks, Inc. and KLA Tencor, Inc., each a publicly traded company, and serves on the advisory committee for the Villanova University School of Business. Mr. Calderoni holds a Bachelor of Science degree in accounting and finance from Fordham University.

Bill Stensrud, Director — Mr. Stensrud has been our director since November 21, 2007. Mr. Stensrud has been the Chairman and Chief Executive Officer of Fortuna Classical Music (d/b/a InstantEncore.com), a private company, since November 2003. From January 1997 until December 2006, Mr. Stensrud was the General Partner of Enterprise Partners Venture Capital, a private venture capital company. Mr. Stensrud was a founder and the Vice President of Marketing and Strategic Planning of StrataCom from January 1986 to January 1992 (acquired by Cisco), the Chief Executive Officer of Primary Access from January 1992 to March 1995 (acquired by 3Com), a limited partner in Paradyne Partners LP and the President of Paradyne from July 1995 through December 1996, and an early investor in Juniper Networks. Mr. Stensrud is currently on the Board of Directors of Juniper Networks and previously served on the Board of Directors of Scripps Health, the Neurosciences Institute, the San Diego Telecom Council, the University of California at San Diego Foundation, the National Venture Capital Association, and is a past President of the San Diego Opera. Mr. Stensrud graduated from MIT in 1971 majoring in Electrical Engineering and Computer Science.

More than 140 public companies are involved in investigations and informal inquires by the Securities and Exchange Commission (SEC) into the historical stock option practices (so-called option backdating investigations). Certain members of management and our board of directors currently serve or have served as members of the board of directors or are or were members of management of companies that are involved in such investigations and informal inquires. As these companies have completed their internal investigations relating to the option backdating, they have re-stated previously issued financial statements to recognize compensation expense related to options granted in prior periods. As a result, Mr. Levy, Mr. Stitt, Mr. Corey and Mr. Calderoni have been named as defendants in various securities and stockholder derivative lawsuits. To our knowledge, neither the SEC nor any other government agency has initiated any action against any of our officers or directors.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Robert M. Calderoni, Bill Stensrud and            , will

expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of Igal Rotem and Gordon Stitt, will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Kenneth Levy, will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Although all members of the board of directors will be invited and encouraged to attend annual meetings of stockholders, we do not have a policy with respect to such attendance. We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation for service rendered to us and no compensation of any kind, including finder’s and consulting fees will be paid to any such individuals, or their respective affiliates, for services rendered to us prior to or in connection with a business combination. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We have agreed not to enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors, or their respective affiliates, has a financial interest.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of Robert M. Calderoni, Bill Stensrud and , with Mr. Calderoni serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and approving all payments made to our initial stockholders, officers and directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of Robert M. Calderoni, Bill Stensrud and   with Mr. Calderoni serving as chair. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and
•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Compensation Committee

In light of the fact that no officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;
•	Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;
•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;
•	Whether the candidate has knowledge of our company and issues affecting us;
•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;
•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;
•	Whether the candidate would be willing to commit the required hours necessary to discharge the duties of board of directors membership;
•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and
•	Whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Members of our management team are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”
•	Our initial stockholders have acquired founders’ units prior to the date of this prospectus and Messrs. Levy, Stitt and Rotem will purchase the private placement warrants prior to the consummation of this offering. If we do not complete our initial business combination within 24 months from the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus), the proceeds of the sale of the private placement warrants will become part of the distribution of the trust account to our public stockholders and the private placement warrants will expire worthless resulting in potentially significant losses to Messrs. Levy, Stitt and Rotem. Our initial stockholders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the termination of our corporate existence and we have not consummated a business combination. Additionally, our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate our initial business combination. With certain limited exceptions, (1) the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, will not be transferable, assignable or salable by our initial stockholders until 180 days after the consummation of our initial business combination and (2) the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable by Messrs. Levy, Stitt and Rotem until after completion of our initial business combination. Since our officers and directors, or their respective affiliates, beneficially own shares of common stock and warrants which will be worthless if we do not consummate an initial business combination, our directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect an initital business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting one or more suitable target businesses, and completing an initial business combination.
•	Unless we consummate our initial business combination, our initial stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 36 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholders, officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our initial stockholders, officers or directors, or their respective affiliates, could influence our officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.
•	If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination. We have been advised by our officers and directors that they do not intend to take being an officer or director of the post-business combination company into consideration in determining which acquisition to pursue.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. Members of our management team have fiduciary obligations to other public and private companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See “Management — Directors and Executive Officers.”

Below is a table summarizing the public companies to which our officers and directors owe fiduciary obligations, all of which would have to (i) be presented appropriate potential target businesses which come to the attention of our officers and directors while performing their duties as officers or directors of such company by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Kenneth Levy	Saifun Semiconductors	Director
	Extreme Networks	Director
Bob L. Corey	Extreme Networks	Director
	Interwoven	Director
	Veraz Networks	Director
Gordon Stitt	Extreme Networks	Director
Igal Rotem	None	None
Robert M. Calderoni	Ariba	Chief Executive Officer and Chairman of the Board of Directors
	Juniper Networks	Director
	KLA Tencor	Director
Bill Stensrud	Juniper Networks	Director

The exact method of presentation that our officers and directors will use in resolving such conflicts depends on the particular company and the circumstances that arise at the time such conflict arises.

Below is a table summarizing the private companies to which our officers and directors owe fiduciary obligations, and in each case the reason why no conflict currently exists with any of these entities:

Individual	Entity	Affiliation	Reason No Conflict
Kenneth Levy	Glen Una Investment	Principal	Makes investments outside scope of target business
	Genoa Color Technologies	Director	Business of company is outside scope of target business and the Company lacks financial resources to acquire a business that we would acquire
	Optimum Test	Director	Business of company is outside scope of target business and the Company lacks financial resources to acquire a business that we would acquire

Individual	Entity	Affiliation	Reason No Conflict
Bob L. Corey	Amber Point	Director	The Company lacks financial resources to acquire a business that we would acquire
Igal Rotem	Stamp-Test Ltd.	Director	Business of company is outside scope of target business and the Company lacks financial resources to acquire a business that we would acquire
Gordon Stitt	RGB Networks	Director	The Company lacks financial resources to acquire a business that we would acquire
	DVC Labs	Director	The Company lacks financial resources to acquire a business that we would acquire
	Barracuda Networks	Director	The Company lacks financial resources to acquire a business that we would acquire
Robert M. Calderoni	None	None	None
Bill Stensrud	Fortuna Classical Music (d/b/a Instant encore.com)	Chief Executive Officer and Chairman of the Board of Directors	The Company lacks financial resources to acquire a business that we would acquire

These individuals have no other existing fiduciary and contractual obligations.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the criteria described above. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

To further minimize potential conflicts of interest, we have agreed not to enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors, or their respective affiliates, has a financial interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of November 8, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founders’ warrants or the private placement warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)			Before Offering	After Offering(2)
KGMW, LP(3)	3,487,500		46.50%	9.30%
Revocable Inter Vivos Trust of Gordon L. Stitt & Valori S. Stitt(5)	1,743,750		23.25%	4.65%
Igal Rotem	1,743,750		23.25%	4.65%
Corey Family Trust(6)	375,000		5.00%	1.00%
Robert M. Calderoni	75,000		1.00%	0.20%
Bill Stensrud	75,000		1.00%	0.20%
All executive officers and directors as a group (6 individuals)	7,500,000	(4)	100.00%	20.00%

(1)	Unless otherwise indicated, the business address of each of the individuals is 3726 Smallwood Court, Pleasanton, CA 94566.
(2)	Assumes the sale of 30,000,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of the underwriters’ over-allotment option.
(3)	Kenneth Levy is the General Partner of KGMW, LP and beneficially owns 33% of the limited partnership interests of KGMW, LP.
(4)	Does not include 1,125,000 units we will redeem if the underwriters do not exercise their over-allotment option. We will redeem, for no consideration, the number of units held by each of our officers and directors, up to a maximum of 1,125,000 units necessary to ensure that the number of shares they hold, exclusive of shares underlying the private placement warrants, equals 20% of the outstanding shares of common stock after this offering and the exercise, if any, of the underwriters’ over-allotment option.
(5)	Valori S. Stitt, Gordon Stitt’s wife, and Gordon Stitt are the trustees of the Revocable Inter Vivos Trust of Gordon L. Stitt & Valori S. Stitt of November 16, 1996.
(6)	L.C. Corey, Bob L. Corey’s wife, and Bob L. Corey are trustees of the Corey Family Trust, dated October 12, 2001.

Each of our officers and directors has agreed that after our initial public offering but prior to a business combination, in the event that the applicable officer or director resigns from his or her position with us or is unable to continue performing his or her applicable duties for us, such officer or director will transfer one-half of his or her respective founder's units (25% of the founder's units in the event that the officer or director dies or becomes disabled) to each of our other officers and directors pro-rata in accordance with the relative stock ownership of the remaining officers and directors at the price that such director or officer paid for such founder's units.

On , 2008, Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, or their respective affiliates, entered into an agreement with us to purchase 5,400,000 private placement warrants at a price of $1.00 per warrant prior to the consummation of this offering. The $5.4 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $5.4 million will be part of the liquidation distribution to our public stockholders, and the private placement warrants will expire worthless. The founders’ warrants and private placement warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.” We believe that the $1.00 purchase price for the private placement warrants is no less than the fair market value of such warrants.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise their over-allotment option, up to an aggregate of 1,125,000 founders’ units will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founders’ units necessary to maintain our initial stockholders’ ownership interest in our common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to redemption, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain the initial stockholders’ 20% ownership interest in our common stock after giving effect to the offering and the increase or decrease, if any, in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Each of our initial stockholders, officers and directors has agreed to vote any shares of common stock acquired in this offering or the secondary market in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period). As a result, they may be able to influence the outcome of the votes on our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. Although our initial stockholders and officers and directors will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, they will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination. Our initial stockholders have agreed that it will not sell or transfer any shares of common stock purchased by them until 180 days after we have completed our initial business combination. Shares purchased will be entitled to registration rights as described under “Description of Securities.”

Transfer Restrictions

Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares and founders’ warrants (and the underlying shares) until 180 days after the consummation of our initial business combination and not to sell or transfer the private placement warrants (and the underlying shares) until after we complete our initial business combination, except in each case to permitted transferees. Permitted transferees must agree to be bound by the same transfer restrictions, waiver and forfeiture provisions, and to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. We refer to these agreements as “lock-up agreements.” For so long as the founders’ units, founders’ shares, founders’ warrants (and the underlying shares) and the private placement warrants are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

The permitted transferees under the lock-up agreements are our officers, directors and initial stockholders and their respective affiliates.

During the lock-up period, our initial stockholders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our initial stockholders have agreed to vote their founders’ shares in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus and our initial stockholders, officers and directors have agreed to vote any shares of common stock acquired in this offering or the secondary market in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our initial stockholders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares. Any permitted transferees to whom the founders’ shares are transferred will also agree to waive that right.

All of the founders’ units, founders’ common stock and founders’ warrants and underlying shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

We consider Messrs. Levy, Rotem and Stitt to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 7, 2007, our initial stockholders purchased 8,625,000 units (1,125,000 of which we will redeem if the underwriters’ over-allotment option is not exercised) for $25,000 in cash, at a purchase price of approximately $0.0029 per unit.

The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;
•	to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination, to amend our amended and restated certificate of incorporation to provide for our perpetual existence and to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period); and
•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate a business combination.

In addition, our initial stockholders and each of our officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. (Any such purchases of stock following this offering may be effected through open market purchases or in privately negotiated transactions.) As a result, none of our initial stockholders, officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

The founders’ warrants are identical to those included in the units being sold in this offering, except that:

•	the founders’ warrants have an exercise price of $9.00 per share.
•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;
•	the founders’ warrants will become exercisable upon the later of (i) the date that is one year from the date of this prospectus or (ii) the consummation of our initial business combination, in each case if and only when (x) the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;
•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and
•	the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

As a result, the founders’ warrants will never be fungible with the public warrants.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants will not be issued pursuant to a registration statement, so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the founders’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, or their respective affiliates, has agreed to purchase an aggregate of 5,400,000 private placement warrants at a price of $1.00 per warrant, prior to the closing of this offering. Mr. Levy or his affiliates will purchase one-half of the private placement warrants and each of Messrs. Stitt and Rotem or their respective affiliates will each purchase one-quarter of the private placement warrants. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5.4 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below. The private placement warrants will be non-redeemable so long as they are held by each of our officers and directors or their permitted transferees and may be exercised by each of our officers and directors or their permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, until 180 days after the consummation of our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. For so long as the founders’ units, founders’ shares or founders’ warrants, including the underlying common stock are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. All of the founders’ units, founders’ common stock and founders’ warrants and shares issuable upon exercise of the founders’ warrants will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the purchasers of the private placement warrants has agreed not to sell or transfer the private placement warrants until after we complete our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions. For so long as the private placement warrants, including the underlying common stock, are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Each of our initial stockholders, officers and directors has agreed to vote any shares of common stock acquired in this offering or the secondary market in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period). As a result, they may be able to influence the outcome of the votes on our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. Although our initial stockholders and officers and directors will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market, they will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination.

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ shares, founders’ warrants, private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 90 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.

On November 7, 2007, Kenneth Levy, our Chief Executive Officer and a director, and Gordon Stitt and Igal Rotem, each a director, entered into a $500,000 credit line agreement with us. Amounts advanced to us under the credit line will be used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. The advances under the credit line are non-interest bearing and unsecured and are due fifteen days after the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account. There is currently no amount outstanding under the credit line.

We have agreed to pay 51 University Retail Partners LP, an entity unaffiliated with any of our officers or directors, a monthly fee of approximately $3,125 for office space beginning in January 2008.

We will reimburse our initial stockholders, officers and directors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $4.0 million, subject to adjustment, on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $4.0 million, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Each of our officers and directors has entered into a non-compete agreement with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, no officer or director will become a sponsor, promoter, officer, director or stockholder of any other blank check company. Each of our officers and directors has agreed, until the earliest of consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value in excess of $230,000,000, subject to any fiduciary or pre-existing contractual obligations he might have.

Other than reimbursable out-of-pocket expenses payable to our initial stockholders, officers, directors and affiliates, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, officers or directors, or their affiliates.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 130,000,000 shares of common stock, $0.001 par value, of which 37,500,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

General

As of the date of this prospectus, there were 8,625,000 shares of our common stock issued and outstanding (1,125,000 of which we will redeem if the underwriters’ over-allotment option is not exercised) held by our officers and directors and their respective affiliates. On closing of this offering (assuming no exercise of the underwriters’ over-allotment option 37,500,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of greater than 50% of the shares voted for the election of directors can elect all of the directors.

Our initial stockholders have agreed, in connection with the stockholder votes required to approve our initial business combination, to amend our amended and restated certificate of incorporation to provide for our perpetual existence and to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination, and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our initial stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus. As a result, none of our initial stockholders, officers or directors will be eligible to exercise conversion rights for any shares they hold. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our initial stockholders and our officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against the initial business combination and exercise their conversion rights described below. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $4.0 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founders’ Shares

On November 7, 2007, our initial stockholders purchased 8,625,000 units (of which we will redeem 1,125,000 if the underwriters’ over-allotment option is exercised in full) for $25,000 in cash, at a purchase price of approximately $0.0029 per unit. We refer to the purchasers of such shares collectively throughout this prospectus as our initial stockholders.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to redemption, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholders’ 20% ownership. We will not make or receive any cash payment in respect of any such adjustment.

Our initial stockholders have agreed that they will not sell or transfer the founders’ shares until 180 days after the consummation of our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions, as described in “Principal Stockholders — Transfer Restrictions,” to waive their rights to participate in a liquidation if we do not consummate our initial business combination, to vote the founders’ shares in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus, and to the forfeiture provisions described herein. In addition, the founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing capital stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the date of this prospectus or the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part; at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective transferees would still be entitled to exercise their founders’ warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founders’ Warrants and Private Placement Warrants

The founders’ warrants are identical to the warrants included in the units being sold in this offering, except that such warrants:

•	have an exercise price of $9.00 per share.
•	are subject to the transfer restrictions described below;
•	are not redeemable by us so long as they are held by our initial stockholders or their permitted transferees;
•	will become exercisable upon the later of (i) the date that is one year from the date of this prospectus or (ii) the consummation of our initial business combination, in each case if and only when (x) the last sale price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering; and
•	may be exercised at the option of the holder on a cashless basis so long as they are held by our initial stockholders or their permitted transferees.

As a result, the founders’ warrants will never be fungible with the public warrants.

If the founders’ warrants are held by holders other than the initial stockholders or their permitted transferees, the founders’ warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The private placement warrants are identical to the warrants included in the units to be sold in this offering except that as long as they are held by our initial stockholders or their permitted transferees, the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our initial stockholders have agreed not to transfer, assign or sell any of these private placement warrants until after we consummate our initial business combination except to permitted transferees.

If holders of the founders’ warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by our initial stockholders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. As described above the founders’ warrants are subject to different restrictions on exercise from the warrants being sold in this offering and the private placement warrants.

The founders’ warrants (including the common stock issuable upon exercise of these warrants) will not be transferable, assignable or saleable until the date that is 180 days after the date we complete our initial business combination and the private placement warrants will not be transferable, assignable or saleable until after we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders — Transfers Restrictions” transfers can be made to our officers, directors and their respective affiliates if such persons agree to the transfer restrictions and voting, waiver and forfeiture provisions described therein.

In addition, our initial stockholders are entitled to registration rights with respect to the founders’ warrants, private placement warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 37,500,000 shares of common stock outstanding. Of these shares, the 30,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,500,000 shares, or 8,625,000 shares if the underwriters’ over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company before an initial business combination. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank-check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and
•	has filed certain information with the SEC (“Form 10 information”) reflecting that it is no longer a “blank-check” or “shell” company may, after one year has elapsed from the filing of the “Form 10 information,” within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares and warrants, exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which, in our case, will equal 375,000 shares immediately after this offering (or 431,250 if the underwriters’ exercise their over-allotment option in full); or
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

As a result our initial stockholders will be able to sell the founders’ units, founders’ common stock, founders’ warrants (and underlying shares) and private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ shares, founders’ warrants, private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 90 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the applicable lock-up period applicable to the securities being registered and with respect to warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, our initial stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the founders’ units are no longer subject to a lock-up agreement. With respect to the private placement warrants and the underlying shares of common stock, our initial stockholders have certain “piggy-back” registration rights on registration statements filed after the warrants become exercisable by their terms. Permitted transferees will be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “ .U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “  ” and “ .WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;
•	total market capitalization of at least $50.0 million;
•	aggregate market value of publicly held shares of at least $15.0 million;
•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and
•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

General

The following is a general summary of certain material U.S. federal income and estate tax consequences to an investor of the acquisition, ownership and disposition of our units, common stock and warrants (which we refer to collectively as our “securities”) purchased by the investor pursuant to this offering. This discussion assumes that the investor will hold our securities issued pursuant to this offering as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to an investor in light of that investor’s particular circumstances. In addition, this discussion does not address (a) U.S. federal non-income tax laws, such as estate or gift tax laws, except to the limited extent expressly set forth below, (b) state, local or non-U.S. tax consequences, or (c) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale, constructive sale or conversion transaction or other integrated transaction. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or of persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person, and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of Units

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Of the purchase price for a unit offered hereunder, we intend to allocate U.S.$[  ] to each share of common stock and U.S.$[  ] to each warrant comprising part of such unit. While uncertain, it is possible that the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to its timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the common stock and warrant that comprise the unit is different from our allocation.

The foregoing tax treatment of a unit and purchase price allocation are not binding on the IRS or the courts. Accordingly, each holder is urged to consult its own tax advisor regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the applicable holding period and other requirements are satisfied. With certain exceptions, if the applicable holding period and other requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. It is not entirely clear, however, whether the conversion rights with respect to the common stock, described above under “Proposed Business — Effecting a Business Combination — Conversion rights,” may suspend the running of the applicable holding period with respect to the dividends-received deduction or the capital gains tax rate on qualified dividends. As a result, U.S. holders are urged to consult their own tax advisors on this issue.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. It could be asserted, however, that the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. Each U.S. holder is urged to consult its own tax advisor on this issue. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is disposed of as part of a unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed under “Allocation of Purchase Price and Characterization of Units” above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to various limitations.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the conversion generally will be treated for U.S. federal income tax purposes as a sale of common stock, rather than as a distribution. The conversion will, however, be treated as a distribution and taxed as described in “U.S. Holder — Taxation of Distributions,” above, if (i) the U.S. holder’s percentage ownership in us (including shares the U.S. holder is deemed to own under certain attribution rules, which provide, among other things, that the U.S. holder is deemed to own any shares that it holds a warrant to acquire) after the conversion is not meaningfully reduced from what its percentage ownership was prior to the conversion and (ii) the conversion is not “substantially disproportionate” as to that U.S. holder (meaning, among other requirements, that the percentage of our outstanding voting stock owned or deemed to be owned by that U.S. holder immediately following the conversion is less than 80 percent of that percentage owned or deemed to be owned by that U.S. holder immediately before the conversion). If the U.S. holder had a relatively minimal stock interest and, taking into account the effect of conversions by other stockholders, its percentage ownership in us is reduced as a result of the conversion, such holder should generally be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

Persons who actually or constructively own 5 percent (or, if our stock is not then publicly traded, 1 percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

A U.S. holder generally will not be required to recognize gain or loss by reason of its exercise of a warrant for cash. The U.S. holder’s tax basis in the shares of our common stock it receives upon exercise of the warrant for cash generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described under “Allocation of Purchase Price and Characterization of Units” above) and the exercise price of the warrant. The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant for cash generally will begin on the date following the date of exercise of the warrant and will not include the period during which the U.S. holder held the warrant. Any U.S. holder who exercises a warrant other than by paying the exercise price in cash should consult its tax advisor regarding the tax treatment of such an exercise, which may vary from that described above.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is disposed of as part of a unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed under “Allocation of Purchase Price and Characterization of Units” above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant). Upon expiration of a warrant, a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant. Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. The deductibility of capital losses is subject to various limitations.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants or common stock as described in “U.S. Holders — Possible Constructive Dividends,” above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise of a Warrant” above.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock and warrants are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5 percent of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock and warrants will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax, net of certain deductions, at the same tax rates applicable to U.S. persons. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30 percent rate (or a lower applicable tax treaty rate). Any U.S. source capital gain of a non-U.S. holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30 percent U.S. federal income tax (or a lower applicable tax treaty rate).

In connection with the third bullet point above, we generally will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are not a USRPHC, and we do not anticipate becoming a USRPHC (although no assurance can be given that we will not become a USRPHC in the future).

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends and certain other distributions we pay to such holder on our common stock and the amount of tax, if any, withheld with respect to those distributions. In the case of a non-U.S. holder, copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our common stock or warrants to or through the U.S. office (and in certain cases, the foreign office) of a broker.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28 percent, generally will apply to distributions made on our common stock to, and the proceeds from sales and other dispositions of shares or warrants by, a non-corporate U.S. holder who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. holder’s or a non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Lazard Capital Markets LLC
Jefferies & Company, Inc.
Total	30,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $     per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $     per unit on sales to other dealers. If all of the units are not sold to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, our initial stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any of the founders’ units, founders’ shares or founders’ warrants (including the underlying shares) until 180 days after the date on which we complete our initial business combination, and our initial stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any of the private placement warrants (including the underlying shares) until after we complete our initial business combination. For so long as the founders’ units, founders’ shares, founders’ warrants (and the underlying shares) and the private placement warrants (and underlying shares) are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or
•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units listed on the American Stock Exchange under the symbol “ .U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols and “ .WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Accelerated Global Technology Corp.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$21,000,000	$24,150,000

The amounts paid by us in the table above include $9,750,000 in deferred underwriting discounts and commissions (or $11,212,500 if the underwriters’ over-allotment option is exercised in full), an amount equal to 3.25% of the gross proceeds of this offering, which will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the underwriters’ over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the underwriters’ over-allotment option. The underwriters may also make “naked” short sales of units in excess of the underwriters’ over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $750,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, will issue an opinion with respect to the validity of the securities being offered by this prospectus. In connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements of Accelerated Global Technology Corporation (a development stage company) as of November 8, 2007, and for the period October 23, 2007 (inception) through November 8, 2007, have been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

KPMG LLP’s report contains an explanatory paragraph that states that we have not commenced commercial operations, have generated no revenues and have insufficient working capital. These matters raise substantial doubt about our ability to continue as a going concern. Management’s plans in regards to these matters are described in Notes 1 and 3 of our financial statements as included herein. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ACCELERATED GLOBAL TECHNOLOGY CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Accelerated Global Technology Corp.:

We have audited the accompanying balance sheet of Accelerated Global Technology Corp. (a development stage company) (the “Company”) as of November 8, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period October 23, 2007 (inception) through November 8, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to report on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accelerated Global Technology Corp. as of November 8, 2007, and the results of its operations and its cash flows for the period October 23, 2007 (inception) through November 8, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Accelerated Global Technology Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not commenced commercial operations, has generated no revenues and has insufficient working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Mountain View, California
January 14, 2008

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
BALANCE SHEET
As of November 8, 2007

ASSETS
Current Assets:
Cash	$25,000
Non-Current Assets:
Deferred offering costs	84,934
Total Assets	$109,934
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued liabilities	$85,600
Commitments and Contingencies	—
Stockholders' Equity:
Common Stock, $0.001 par value, 30,000,000 authorized, 8,625,000 outstanding at November 8, 2007	8,625
Additional paid in capital	16,375
Deficit accumulated during development stage	(666)
Total Stockholders' Equity	24,334
Total Liabilities and Stockholders' Equity	$109,934

See accompanying Notes to Financial Statements.

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Period from October 23, 2007 (Inception) to November 8, 2007

Operating Expenses:
Formation and operating costs	$666
Net Loss	$(666)
Loss Per Common Share:
Basic and Diluted	$—
Average Common Shares Outstanding:
Basic and Diluted	8,625,000

See accompanying Notes to Financial Statements.

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
Period from October 23, 2007 (Inception) to November 8, 2007

	Common Stock	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
Initial Capital from Founding Stockholders for Cash	8,625,000	$8,625	$16,375	$—	$25,000
Net Loss	—	—	—	(666)	$(666)
Balance at November 8, 2007	8,625,000	$8,625	$16,375	$(666)	$24,334

See accompanying Notes to Financial Statements.

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from October 23, 2007 (Inception) to November 8, 2007

Cash Flows from Operating Activities:
Net loss	$666
Accrued liabilities	666
Net cash from operations	$—
Cash Flows from Financing Activities:
Proceeds from sale of units	25,000
Net cash provided from financing activities	25,000
Increase in cash	$25,000
Cash at beginning of period	—
Cash at end of period	$25,000
Supplemental disclosure on non cash financing activities:
Deferred offering costs	$84,934

See accompanying Notes to Financial Statements.

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations; Going Concern Consideration

Accelerated Global Technology Corp. (the “Company”) is a newly organized blank check, development stage company formed on October 23, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination of one or more businesses or assets.

As of November 8, 2007, the Company has not commenced commercial operations, has no revenue and insufficient working capital to fund future operations. All activity through November 8, 2007 relates to the Company’s formation or the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to realize its acquisition strategy is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 3.

The financial statements have been prepared assuming the Company will continue as a going concern. These above mentioned matters raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2 — Summary of Significant Accounting Policies

Cash and Cash Equivalents:

The Company considers all highly liquid investments with maturities of three months or less at time of purchase to be cash equivalents.

Loss per Common Share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of Estimates:

The financial statements reflect all adjustments of a normal and recurring nature that are, in the opinion of management, necessary to fairly present the Company’s financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of the organizational expenses and temporary differences, relating to the capitalization of the organization expenses for income tax purposes, aggregating approximately $233. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at November 8, 2007.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance recorded on deferred tax assets for the period from October 23, 2007 through November 8, 2007.

Deferred Offering Costs:

Deferred offering costs consist principally of legal fees and travel expenses incurred through November 8, 2007 that are related to the proposed offering and that will be charged to capital upon the receipt of the proceeds raised.

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Classification of Warrants:

The founders’ warrants (as defined in Note 5) have been classified by the Company as equity in accordance with Emerging Issues Task Force (“EITF”) 00-19: “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” and FASB No. 150: “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not effective accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

The proposed offering calls for the Company to offer for sale 30,000,000 units at a price of $10.00 per unit. Each unit will consist of one share of the Company’s common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on the later of: (i) the completion of the initial business combination, or (ii) one year from the date of the final prospectus for the offering. The warrants expire five years from the date of the final prospectus for the offering, unless earlier redeemed. The warrants will be redeemable at any time the warrants are exercisable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before the redemption notice is sent. The terms of the warrants include, among other things, that (i) in no event will a warrant holder be entitled to receive a net cash settlement of the warrant, and (ii) the warrants may not be exercised, and may expire unexercised and worthless, if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the warrant, and as a result purchasers of the Company’s units will have paid the full unit purchase price solely for the share of common stock included in each unit.

The Company’s management expects to have broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. Under the terms of the proposed offering, the initial business combination must occur with one or more target businesses that individually or collectively have a fair market value of at least 80% of the balance in the trust account at the time of such initial business combination (excluding the amount held in the trust account representing the underwriters’ deferred commission). If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires is expected to equal at least 80% of the balance held in the trust account at the time of such initial business combination (excluding the amount held in the trust account representing the underwriters’ deferred commission). In no event, if a business is acquired (as opposed to assets) however, is it expected that the Company acquire less than a controlling interest of a target business (that is a percentage that is greater than 50% of the voting equity interests of the target business).

The Company’s efforts in identifying prospective target businesses is anticipated to focus on the technology industry but may not be limited to a specific industry.

Net proceeds from the proposed offering, together with the proceeds from the simultaneous private placement of $5.4 million of the Company’s warrants to purchase common stock (the “private placement warrants”) to the Company’s initial stockholders (as defined in Note 4) is expected to be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account are expected to include deferred underwriting commissions. Upon consummation of an initial business combination,

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

$9.75 million, which constitutes the underwriters’ deferred discounts and commissions, will be paid to the underwriters from the funds held in the trust account. Under the terms of the proposed offering, the proceeds outside of the trust account as well as the interest income of up to $4.0 million, subject to adjustment, earned on the trust account balance that may be released to the Company (as discussed above) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses and the offering expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $4.0 million of interest income.

The Company expects to seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company’s initial stockholders (the founding stockholder and directors to whom founders’ units are transferred) will agree to vote the founders’ shares (as defined in Note 5 below) owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. “Public stockholders” is defined as the holders of common stock sold as part of the units in the proposed offering (as discussed in Note 3) or in the secondary market. The Company will proceed with an initial business combination only if a majority of the outstanding shares of common stock voted by the public stockholders are voted in favor of the proposed business combination, a majority of the outstanding shares of common stock are voted in favor of the amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence, and public stockholders owning not more than one share less than 30% of the shares sold in the proposed offering vote such shares against the initial business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of the proposed business combination, but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination.

If the initial business combination is approved and completed, each public stockholder voting against such qualifying business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $4.0 million, subject to adjustment, on the trust account previously released to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may own.

If the Company fails to consummate such business combination within 24 months of the date of the prospectus (or up to 36 months if stockholders approve an amendment to the Company’s amended and restated certificate of incorporation to extend the Company’s corporate existence to up to 36 months from the date of the prospectus), the Company’s amended and restated certificate of incorporation provides that the Company’s corporate existence will automatically cease, except for the purpose of winding up its affairs and liquidating. The Company expects to liquidate and promptly distribute only to the public stockholders the amount in the trust account and any remaining net assets. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in above).

No warrants are expected to be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

warrants. The Company is not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, the Company is expected to agree to meet these conditions and use its best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot provide assurance that they will be able to do so, and if they do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Note 4 — Note Payable to Affiliate and Related Party Transactions

The Company has entered into a $500,000 unsecured credit line agreement with several of its founders and members of the Board of Directors. Amounts advanced to the Company under the credit line will be used to pay a portion of the expenses of the proposed offering, including certain organizational expenses. The advances under the credit line are non-interest bearing and unsecured and are due fifteen days after the consummation of the proposed offering. The advances under the credit line will be repaid out of the proceeds of the proposed offering not being placed in the trust account. There is currently no amount outstanding under the credit line.

Certain of the Company’s officers and directors (the “initial stockholders”) or their respective affiliates, will agree to purchase an aggregate of 5,400,000 warrants, which the Company refers to as the private placement warrants, at a price of $1.00 per warrant ($5.4 million in the aggregate) in a private placement that will occur prior to the consummation of the proposed offering. The proceeds from the sale of the private placement warrants will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to the Company’s public stockholders in the event the Company is unable to complete an initial business combination as described in the prospectus. The private placement warrants will be identical to the warrants included in the units to be sold in the proposed offering except that as long as they are held by the Company’s initial stockholders or their permitted transferees, the private placement warrants will not be redeemable by the Company and may be exercised for cash or on a cashless basis, as described in the prospectus.

The initial stockholders will agree not to transfer, assign or sell any of these private placement warrants until after the Company consummates an initial business combination except to permitted transferees. The transferees receiving such securities will be subject to the same transfer restrictions with respect to such securities as the initial stockholder. The private placement warrants will be non-redeemable so long as they are held by the initial stockholder or its permitted transferees. For so long as the private placement warrants, including the underlying common stock, are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. If the private placement warrants are held by holders other than the initial stockholder or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the proposed offering. Otherwise, the private placement warrants will have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering, except that such private placement warrants may be exercised on a cashless basis.

The Company will enter into an agreement with its initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ shares, founders’ warrants and private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 4 — Note Payable to Affiliate and Related Party Transactions  – (continued)

the Company register the resale of any of the Company’s securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 90 days after the consummation of the Company’s initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 5 — Founder’s Units

On November 7, 2007 the initial stockholders purchased an aggregate of 8,625,000 units (the “founders’ units”) for an aggregate purchase price of $25,000 in cash or $0.0029 per unit. Each founders’ unit consists of one share of the Company’s common stock (“founders’ share”), and one warrant to purchase one share of the Company’s common stock (“founders’ warrant”). This includes an aggregate of 1,125,000 founders’ units subject to redemption to the extent that the underwriters’ over-allotment in the proposed offering is not exercised in full so that the Company’s initial stockholders will own 20% of the Company’s issued and outstanding common stock after this offering (excluding any units that they may purchase in or after this offering).

The founders’ shares are identical to the shares of common stock included in the units being sold in the proposed offering, except that the Company’s initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;
•	to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve the initial business combination and to vote for a proposal to amend the Company’s certificate of incorporation to provide for its perpetual existence; and
•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if the Company fails to consummate an initial business combination.

The founders’ warrants are identical to the warrants included in the units being sold in the proposed offering, except that:

•	the founders’ warrants have an exercise price of $9.00 per share.
•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;
•	the founders’ warrants will become exercisable upon the later of (i) the date that is one year from the date of the prospectus or (ii) the consummation of the initial business combination, in each case if and only when (x) the last sales price of the Company’s common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the proposed offering;
•	the founders’ warrants will not be redeemable by the Company so long as they are held by the initial stockholders or their permitted transferees; and
•	the founders’ warrants may be exercised by the initial stockholders or their permitted transferees on a cashless basis.

ACCELERATED GLOBAL TECHNOLOGY CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 5 — Founder’s Units  – (continued)

The Company’s initial stockholders will agree not to sell or transfer the founders’ units, founders’ shares and founders’ warrants (and the underlying shares) until 180 days after the consummation of the Company’s initial business combination and not to sell or transfer the private placement warrants (and the underlying shares) until after the initial business combination is completed, except in each case to permitted transferees. For so long as the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to such transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. Permitted transferees must agree to be bound by the same transfer restrictions, waiver and forfeiture provisions, and to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with the initial business combination, an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence and an amendment, if any, to the Company’s amended and restated certificate of incorporation to extend the Company’s corporate existence to up to 36 months from the date of the prospectus. The Company refer to these agreements as “lock-up agreements.”

Note 6 — Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 30,000,000 shares. The holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor. Immediately prior to the effectiveness of the Company’s proposed initial public offering, the Company will file an Amended and Restated Certificate of Incorporation, which will increase the authorized common stock of the Company to 130,000,000 shares and authorize 1,000,000 shares of preferred stock.

$300,000,000

Accelerated Global Technology Corp.

30,000,000 Units

PROSPECTUS

        , 2008

Citi

Lazard Capital Markets

Jefferies & Company

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to Accelerated Global Technology Corp.

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$10,592
FINRA filing fee	29,250
American Stock Exchange application and listing fees	70,000
Trustee’s fee	3,000
Warrant agent fee and closing costs(1)	5,000
Accounting fees and expenses	150,000
Legal fees and expenses	375,000
Printing and engraving expenses	100,000
Miscellaneous	7,158
Total	$750,000

(1)	In addition to the fees that are charged by American Stock Transfer & Trust Company as trustee and warrant agent, the Registrant will be required to pay to American Stock Transfer & Trust Company aggregate annual fees of $12,000 for acting as transfer agent of the Registrant’s securities.

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On November 7, 2007, our officers and directors, or their respective affiliates, have entered into an agreement with us pursuant to which they purchased 8,625,000 units (1,125,000 of which we will redeem if the underwriters’ over-allotment option is not exercised), with each unit consisting of one share of common stock and one warrant to purchase one share of common stock for a purchase price of $25,000, and agreed to purchase an aggregate of 5,400,000 warrants at a price of $1.00 per warrant from us prior to the closing of this offering.

The sales of the securities to our initial stockholders were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.2	Bylaws†
3.3	Form of Amended and Restated Certificate of Incorporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company*
4.4	Specimen Warrant Certificate*
5.1	Opinion of Loeb & Loeb LLP*
10.1	Form of Letter Agreement between the Registrant and Kenneth Levy*
10.2	Form of Letter Agreement between the Registrant and Bob L. Corey*
10.3	Form of Letter Agreement between the Registrant and Igal Rotem*

Exhibit No.	Description
10.4	Form of Letter Agreement between the Registrant and Gordon Stitt*
10.5	Securities Purchase Agreement, dated as of , 2008, between the Registrant and each of Kenneth Levy, Igal Rotem and Gordon Stitt*
10.6	Form of Registration Rights Agreement between the Registrant and each of Kenneth Levy, Bob L. Corey, Igal Rotem, Gordon Stitt, and Robert M. Calderoni*
10.7	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers*
10.8	Form of Investment Management Trust Agreement by and between the Registrant and American Stock Transfer & Trust Company*
10.9	Form of Letter Agreement between the Registrant and each of Kenneth Levy, Bob L. Corey, Igal Rotem, Gordon Stitt, and Robert M. Calderoni*
10.10	Revolving Line of Credit Agreement†
10.11	Form of Non-Compete Agreement between the Registrant and each of Kenneth Levy, Bob L. Corey, Igal Rotem, Gordon Stitt, and Robert M. Calderoni*
10.12	Office Lease, dated , 2008 between the Registrant and 51 University Retail Partners LP
14	Form of Code of Conduct and Ethics*
23.1	Consent of KPMG LLP, an independent registered public accounting firm
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this Registration Statement)
99.1	Form of Charter of Audit Committee*
99.2	Form of Charter of Governance and Nominating Committee*

*	To be filed by amendment.
†	Previously filed.

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 14th day of January, 2008.

ACCELERATED GLOBAL TECHNOLOGY CORP.

By:	/s/ Kenneth Levy Kenneth Levy Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth Levy Kenneth Levy	Chief Executive Officer and Director (principal executive officer)	January 14, 2008
/s/ Bob L. Corey Bob L. Corey	Chief Financial Officer (principal financial and accounting officer)	January 14, 2008
/s/ Igal Rotem* Igal Rotem	Director	January 14, 2008
/s/ Gordon Stitt* Gordon Stitt	Director	January 14, 2008
/s/ Robert M. Calderoni* Robert M. Calderoni	Director	January 14, 2008
/s/ Bill Stensrud Bill Stensrud	Director	January 14, 2008
*By:	/s/ Bob L. Corey Bob L. Corey, attorney-in-fact